                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             DOUBLETREE CORPORATION,

                              RLH ACQUISITION CORP.

                                       and

                              RED LION HOTELS, INC.

                         Dated as of September 12, 1996

                                TABLE OF CONTENTS

Section                                                                                               Page

                                    ARTICLE I

                                   THE MERGER
1.1.  The Merger.....................................................................................  2
1.2.  Closing........................................................................................  2
1.3.  Effective Time.................................................................................  3
1.4.  Effect of the Merger...........................................................................  3
1.5.  Certificate of Incorporation; By-Laws..........................................................  3
1.6.  Directors and Officers.........................................................................  3

                                   ARTICLE II

                       EFFECT OF THE MERGER ON SECURITIES
                         OF THE CONSTITUENT CORPORATIONS

2.1.  Conversion of Securities.......................................................................  4
2.2.  Adjustment to Exchange Ratio...................................................................  5
2.3.  Exchange of Certificates.......................................................................  6
2.4.  Stock Transfer Books........................................................................... 11
2.5.  Stock Options.................................................................................. 11
2.6.  Dissenting Shares.............................................................................. 12

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1.  Organization and Qualification................................................................. 12
3.2.  Capitalization................................................................................. 13
3.3.  Subsidiaries................................................................................... 14
3.4.  Authorization, Validity and Enforceability..................................................... 15
3.5.  No Conflict or Violation....................................................................... 16
3.6.  Consents and Approvals......................................................................... 17
3.7.  SEC Documents and Financial Statements......................................................... 17
3.8.  No Undisclosed Liabilities..................................................................... 19
3.9.  Absence of Certain Changes..................................................................... 19
3.10. Litigation..................................................................................... 20
3.11. Compliance..................................................................................... 21
3.12. Employee Benefit Plans......................................................................... 21
3.13. Labor Matters.................................................................................. 24
3.14. Tax Matters.................................................................................... 24
3.15. Properties..................................................................................... 28
3.16. Environmental Matters.......................................................................... 29

3.17. Material Contracts and Commitments............................................................. 29
3.18. Intellectual Property.......................................................................... 31
3.19. Opinion of Financial Advisor................................................................... 31
3.20. Brokers........................................................................................ 31

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

4.1.  Organization and Qualification................................................................. 31
4.2.  Capitalization................................................................................. 32
4.3.  Subsidiaries................................................................................... 33
4.4.  Authorization, Validity and Enforceability..................................................... 34
4.5.  No Conflict or Violation....................................................................... 35
4.6.  Consents and Approvals......................................................................... 36
4.7.  SEC Documents and Financial Statements......................................................... 36
4.8.  No Undisclosed Liabilities..................................................................... 37
4.9.  Absence of Certain Changes..................................................................... 37
4.10. Litigation..................................................................................... 38
4.11. Compliance..................................................................................... 39
4.12. Employee Benefit Plans......................................................................... 39
4.13. Tax Matters.................................................................................... 41
4.14. Properties..................................................................................... 42
4.15. Environmental Matters.......................................................................... 42
4.16. Intellectual Property.......................................................................... 43
4.17. Labor Matters.................................................................................. 43
4.18. Material Contracts and Commitments............................................................. 43
4.19. Financing...................................................................................... 44
4.20. Opinion of Financial Advisor................................................................... 44
4.21. Brokers........................................................................................ 44

                                    ARTICLE V

                                    COVENANTS

5.1.  Interim Operations............................................................................. 45
5.2.  No Solicitation................................................................................ 48
5.3.  Access to Information.......................................................................... 50
5.4.  Notice of Certain Matters...................................................................... 51
5.5.  Further Actions................................................................................ 51
5.6.  Proxy Statement; Registration Statement........................................................ 53
5.7.  Meetings of Stockholders....................................................................... 56
5.8.  Nasdaq Quotation of Parent Common Stock........................................................ 57
5.9.  Letters of Accountants......................................................................... 57
5.10. Affiliate Letters.............................................................................. 57
5.11. Public Announcements........................................................................... 58
5.12. Expenses....................................................................................... 58
5.13. Indemnification................................................................................ 58

5.14. Employee Benefits Matters...................................................................... 61
5.15. Takeover Statutes.............................................................................. 62
5.16. Certification of Stockholder Vote.............................................................. 62
5.17. Conveyance Taxes............................................................................... 62
5.18. Gains Tax...................................................................................... 63
5.19. FIRPTA Certificate............................................................................. 63

                                   ARTICLE VI

                                   CONDITIONS

6.1.  Conditions to Each Party's Obligation To Effect the Merger..................................... 64
6.2.  Additional Conditions to Obligations of the Parent............................................. 65
6.3.  Additional Conditions to Obligations of the Company............................................ 67

                                   ARTICLE VII

                                   TERMINATION

7.1.  Termination.................................................................................... 68
7.2.  Effect of Termination.......................................................................... 70
7.3.  Extension; Waiver.............................................................................. 71

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1.  Nonsurvival of Representations, Warranties and Agreements...................................... 72
8.2.  Notices........................................................................................ 72
8.3.  Certain Definitions............................................................................ 73
8.4.  Assignment; Binding Effect..................................................................... 73
8.5.  Entire Agreement............................................................................... 74
8.6.  Amendment...................................................................................... 74
8.7.  Waivers........................................................................................ 74
8.8.  Severability................................................................................... 75
8.9.  Governing Law.................................................................................. 75
8.10. Enforcement of Agreement....................................................................... 75
8.11. Incorporation of Exhibits...................................................................... 75
8.12. Interpretation................................................................................. 76
8.13. Headings....................................................................................... 76
8.14. Counterparts................................................................................... 76

Exhibit         A               Form of Affiliate Letter

Exhibit         B               Form of Registration Rights Agreement

Exhibit         C-1             Severance Agreements
                                   Form for Officers
                                   Form for Directors, Employees and Managers
                C-2             Severance Policy
                C-3             Headquarters Severance Plan
                C-4             Senior Executive Transition Bonus Plan
                C-5             SERP
                C-6             Management Bonus Plan

Exhibit         D               Form of Partnership Services Agreement

Exhibit         E               Sample Exchange Ratio Calculations

                             INDEX TO DEFINED TERMS

Term                                                                                                 Section
affiliate                                                                                             8.3(a)
business day                                                                                          8.3(b)
Agreement                                                                                           Preamble
AICPA Statement                                                                                       5.9(a)
Alternative Transaction                                                                                  5.2
Alternative Transaction Proposal                                                                         5.2
Blue Sky Laws                                                                                            3.6
Cash Consideration                                                                                    2.1(a)
Certificates                                                                                          2.3(b)
Certificate of Merger                                                                                    1.3
Closing                                                                                                  1.2
Code                                                                                                  2.3(h)
Company                                                                                             Preamble
Company Assets                                                                                          3.15
Company Common Stock                                                                                  2.1(a)
Company Confidentiality Agreement                                                                        5.3
Company Disclosure Schedule                                                                           3.2(b)
Company Employee Plan                                                                                3.12(a)
Company Incentive Plan                                                                                3.2(a)
Company Material Adverse Effect                                                                          3.1
Company Options                                                                                       3.2(a)
Company Personnel                                                                                    3.12(a)
Company Preferred Stock                                                                               3.2(a)
Company SEC Documents                                                                                 3.7(a)
Company Shareholder Support Agreement                                                               Recitals
Company Stockholders' Meeting                                                                         5.7(a)
Contracts                                                                                               3.17
Delaware Courts                                                                                          8.9
Dissenting Shares                                                                                     2.6(a)
DGCL                                                                                                     1.1
Effective Time                                                                                           1.3
Environmental Laws                                                                                      3.16
ERISA                                                                                                3.12(a)
ERISA Controlled Group                                                                               3.12(g)
Exchange Act                                                                                             3.6
Exchange Agent                                                                                        2.3(a)
Exchange Fund                                                                                         2.3(a)
Exchange Ratio                                                                                        2.1(a)
Final Parent Stock Price                                                                              2.2(c)
401(k) Plan                                                                                          3.12(h)
GAAP                                                                                                  3.7(b)
Gains Tax                                                                                               5.18
Governmental Entity                                                                                      3.6
HSR Act                                                                                                  3.6
Indemnified Parties                                                                                  5.13(a)

Term                                                                                                 Section
IRS Letter                                                                                           3.12(h)
Management Bonus Plan                                                                                5.14(e)
McClaskey                                                                                             5.6(e)
McClaskey Shares                                                                                      5.6(e)
Merger                                                                                              Recitals
Merger Consideration                                                                                  2.1(a)
Merger Sub                                                                                          Preamble
Merger Sub Common Stock                                                                               4.2(c)
MLP                                                                                                   3.7(c)
MLP SEC Documents                                                                                     3.7(c)
Nasdaq                                                                                                2.2(c)
Option Certificates                                                                                   2.3(b)
Parent                                                                                              Preamble
Parent Assets                                                                                           4.14
Parent Common Stock                                                                                   2.1(a)
Parent Confidentiality Agreement                                                                         5.2
Parent Contracts                                                                                     4.18(b)
Parent Disclosure Schedule                                                                            4.2(a)
Parent Employee Plan                                                                                 4.12(a)
Parent Material Adverse Effect                                                                           4.1
Parent Options                                                                                        4.2(a)
Parent Personnel                                                                                     4.12(a)
Parent Preferred Stock                                                                                4.2(a)
Parent SEC Documents                                                                                  4.7(a)
Parent Shareholder Support Agreements                                                               Recitals
Parent Stockholder Approval                                                                              4.3
Parent Stockholders' Meeting                                                                          5.7(b)
Partnership                                                                                         Recitals
Partnership Services Agreement                                                                        6.3(f)
Permitted Liens                                                                                         3.15
person                                                                                                8.3(c)
Proxy Statement                                                                                       5.6(a)
Registration Rights Agreement                                                                         6.3(f)
Registration Statement                                                                                5.6(a)
Representatives                                                                                          5.2
SEC                                                                                                   3.7(a)
SERP                                                                                                 5.14(d)
Securities Act                                                                                           3.6
Severance Agreements                                                                                 5.14(a)
Severance Policy                                                                                     5.14(a)
Stay Bonus Plan                                                                                      5.14(c)
Stock Certificates                                                                                    2.3(b)
Stock Consideration                                                                                   2.1(a)
subsidiary                                                                                            8.3(d)
Surviving Corporation                                                                                    1.1
Tax Return                                                                                           3.14(a)
Tax Ruling                                                                                           3.14(i)
Taxes                                                                                                3.14(a)

Term                                                                                                 Section
Transfer Taxes                                                                                          5.18
Transition Bonus Plan                                                                                5.14(b)
Transition Severance Plan                                                                            5.14(a)
VCR Application                                                                                      3.12(h)

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER dated as of September 12, 1996 (this "Agreement"), by and among DOUBLETREE CORPORATION, a Delaware corporation (the "Parent"), RLH ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of the Parent formed solely to effectuate the transactions contemplated hereby ("Merger Sub"), and RED LION HOTELS, INC., a Delaware corporation (the "Company").

                                    RECITALS

                  WHEREAS, the Board of Directors of the Company has determined that the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), is fair to, and in the best interests of, the Company and its stockholders; and

                  WHEREAS, the Boards of Directors of the Parent and Merger Sub have determined that the Merger is in the best interests of the Parent and Merger Sub and their respective stockholders; and

                  WHEREAS, the Boards of Directors of the Company, the Parent and Merger Sub have each approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby (including the Company Shareholder Support Agreement and the Parent Shareholder Support Agreements), and recommended approval and adoption of this Agreement and the Merger by their respective stockholders; and

                  WHEREAS, concurrently with the execution of this Agreement, and as an inducement to the Parent to enter into this Agreement, Red Lion, a California Limited Partnership (the "Partnership"), which is the majority stockholder of the Company, has entered into a Shareholder Support Agreement (the "Company Shareholder Support Agreement") with the Parent, pursuant to which the Partnership has agreed, among other things, to vote all voting securities of the Company beneficially owned by it in favor of approval and adoption of this Agreement and the Merger; and

                  WHEREAS, concurrently with the execution of this Agreement, and as an inducement to the Company to enter into this Agreement, certain stockholders of the Parent have entered into Shareholder Support Agreements (the "Parent Shareholder Support Agreements") with the Company and the

Parent, pursuant to which such stockholders have agreed, among other things, to vote all voting securities of the Parent beneficially owned by them in favor of approval and adoption of this Agreement and the Merger;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  Section 1.2. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1 and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") shall take place at the offices of Dewey Ballantine, 333 South Hope Street, Los Angeles, California, as promptly as practicable (and in any event within two business days) following the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, unless another place, date or time is agreed to in writing by the Parent and the Company. At the Closing, the Registration Rights Agreement, the Partnership Services Agreement and the other documents, certificates and instruments referred to in Article VI shall be executed and delivered, and the Merger Consideration shall be delivered (or transmitted for delivery) to any holder of Company Common Stock or Company Options who has delivered such holder's shares of Company Common Stock or certificate or instrument representing Company Options, together with the letter of transmittal duly completed as contemplated by Section 2.3(b), to the Exchange Agent prior to the Effective Time, and all amounts contemplated by Section 5.14 to be paid at the Closing shall be paid.

                  Section 1.3. Effective Time. Promptly after the Closing, the parties hereto will cause a certificate of merger with respect to the Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time as may be agreed to by the Parent and the Company and specified in the Certificate of Merger in accordance with applicable law. The date and time when the Merger shall become effective is referred to herein as the "Effective Time".

                  Section 1.4. Effect of the Merger. Upon becoming effective, the Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  Section 1.5. Certificate of Incorporation; ByLaws. At the Effective Time, (i) the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, and (ii) the ByLaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, in each case until duly amended in accordance with applicable law.

                  Section 1.6. Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become the directors, and the officers of the Company immediately prior to the Effective Time shall become the officers, of the Surviving Corporation, each such director and officer to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation and applicable law. The Company shall use reasonable efforts to cause each director of the Company and of its subsidiaries which are corporations to tender his or her resignation prior to the Effective Time, each such resignation to be effective as of the Effective Time.

                                   ARTICLE II

                       EFFECT OF THE MERGER ON SECURITIES
                         OF THE CONSTITUENT CORPORATIONS

                  Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:

                  (a) Each share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") which is issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares, as defined below) shall be converted into and represent the right to receive (i) $21.30 in cash, plus, if the Effective Time does not occur on or prior to November 18, 1996, interest accruing at a fluctuating rate per annum equal to the prime interest rate from time to time of Bankers Trust Company, compounded daily, on $30.106 plus such accrued interest, for the period commencing on November 18, 1996 and ending on the day on which the Effective Time occurs (the "Cash Consideration"), and (ii) 0.2398 shares (as such number may be adjusted in accordance with this Agreement, the "Exchange Ratio") of Common Stock, par value $.01 per share, of the Parent ("Parent Common Stock"), subject to adjustment as provided in Section
         2.2 (the "Stock Consideration" and, collectively together with the Cash Consideration, the "Merger Consideration"); provided, however, that in any event, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed, reclassified or converted into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, conversion or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, conversion or exchange of shares. All such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and extinguished and shall cease to exist, and each certificate which immediately prior to the Effective Time evidenced any such shares (other than any Dissenting Shares) shall thereafter represent the right to receive, upon surrender of such certificate in accordance with the provisions of Section 2.3, the

         Merger Consideration into which such shares have been converted in accordance herewith. The holders of certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto (including, without limitation, any rights to vote or to receive dividends and distributions in respect of such shares), except as otherwise provided herein or by law. No fractional share of Parent Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.3(e). Except as specified in clause (i) immediately above, no interest will be paid or will accrue on any Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock or any unpaid dividends or distributions in respect of Parent Common Stock payable upon surrender of certificates of Company Common Stock pursuant to this Article II.

                  (b) Each share of Company Common Stock owned by or held in the treasury of the Company and each share of Company Common Stock owned by the Parent or any direct or indirect wholly owned subsidiary of the Company or the Parent immediately prior to the Effective Time shall be automatically cancelled and extinguished without any conversion thereof and shall cease to exist and no payment or consideration shall be made or delivered with respect thereto.

                  (c) Each share of capital stock of Merger Sub which is issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  Section 2.2. Adjustment to Exchange Ratio. (a) In the event that the Final Parent Stock Price (as defined below) is equal to or less than $34.89, or equal to or greater than $38.56, the Exchange Ratio shall be subject to adjustment as follows:

                  (i) if the Final Parent Stock Price is equal to or less than $31.22, then the Exchange Ratio shall be equal to the sum of 0.2398 plus the quotient obtained by dividing $0.8806 by the Final Parent Stock Price;

                  (ii) if the Final Parent Stock Price is greater than $31.22 and equal to or less than $34.89, then the Exchange Ratio shall be equal to the quotient obtained by dividing $8.3657 by the Final Parent Stock Price;

                  (iii) if the Final Parent Stock Price is equal to or greater than $38.56 but less than $42.23, then the Exchange Ratio shall be equal to the quotient obtained by dividing $9.2463 by the Final Parent Stock Price;

                  (iv) if the Final Parent Stock Price is equal to or greater than $42.23 but less than $44.07, then the Exchange Ratio shall be equal to the difference of 0.2398 minus the quotient obtained by dividing $0.8806 by the Final Parent Stock Price;

                  (v) if the Final Parent Stock Price is equal to or greater than $44.07, then the Exchange Ratio shall be equal to the quotient obtained by dividing $9.6866 by the Final Parent Stock Price.

                  The adjustments required by this Section 2.2(a) based upon various Final Parent Stock Prices are set forth on Exhibit E hereto. This
Section 2.2(a) shall be interpreted in a manner consistent with Exhibit E.

                  (b) Notwithstanding anything herein to the contrary, except as specified in the proviso in Section 2.1(a), the Exchange Ratio shall not be subject to adjustment based upon the Final Parent Stock Price (whether pursuant to this Section 2.2 or otherwise) if the Final Parent Stock Price is greater than $34.89 and less than $38.56.

                  (c) For purposes hereof, the "Final Parent Stock Price" shall mean the "volume-weighted average quote" of the reported sales prices per share of the Parent Common Stock quoted on The Nasdaq Stock Market's National Market ("Nasdaq"), as reported by Bloomberg L.P., for the ten (10) consecutive trading days (on which shares of the Parent Common Stock are actually traded) immediately preceding the second business day prior to the Effective Time.

                  (d) Promptly after the close of trading on Nasdaq on the tenth day of the ten trading days referred to in the immediately preceding paragraph, the Parent and the Company shall issue a joint press release publicly announcing the Exchange Ratio.

                  Section 2.3. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, the Parent shall deposit, or cause to be deposited, with or for the account of a bank or trust company to be designated by the Parent, which is reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock (other than any Dissenting Shares), for exchange through the Exchange Agent in accordance with this Article II, (i) cash in the aggregate amount sufficient to pay the Cash Consideration for shares of Company Common Stock converted pursuant to Section 2.1, and (ii) certificates evidencing the shares of Parent Common Stock issuable in exchange for shares of Company Common Stock pursuant to Section 2.1 (the cash and shares so deposited, together with any dividends or distributions with respect to such shares, being hereinafter referred to collectively as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the cash and shares of Parent Common Stock required to be delivered pursuant to Section 2.1 out of the Exchange Fund to holders of shares of Company Common Stock. Except as contemplated by Section 2.3(f), the Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest cash in the Exchange Fund, on a daily basis, as directed by the Parent. Any interest, dividends or other income earned on the investment of cash or other property held in the Exchange Fund shall be for the account of and payable to the Parent.

                  (b) Exchange Procedures. As soon as reasonably practicable (and in any event not later than three (3) business days) after the Effective Time, the Parent will cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (other than any Dissenting Shares) (the "Stock Certificates") and to each holder of record of a certificate or instrument which immediately prior to the Effective Time evidenced any outstanding Company Options (the "Option Certificates" and, collectively together with the Stock Certificates, the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only at or following the Effective Time and upon proper delivery of the Certificates to the Exchange Agent and which shall be in form and substance reasonably satisfactory to the Parent and the Company) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock or Company Options formerly represented thereby. The Proxy Statement (as defined below) shall provide that, in lieu of delivery following the Effective Time as aforesaid, and commencing on the tenth calendar day prior to the date of the Company Stockholders' Meeting (as defined below), the foregoing letter of transmittal and instructions for use will be promptly delivered to each holder of record of a Certificate from whom the Exchange Agent receives a written request therefor prior to the date of the Company Stockholders' Meeting, and that each such holder of a Certificate shall be entitled thereafter to surrender such Certificate in accordance with the procedures described herein, and the Parent will cause the Exchange Agent to comply with the foregoing. Upon surrender of a Stock Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Stock Certificate shall be entitled at or following the Effective Time to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in accordance with
Section 2.1 in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (B) cash which such holder is entitled to receive in accordance with Section 2.1, (C) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e) and (D) any dividends or other distributions to which such holder is entitled pursuant to Section 2.3(c), in each case less the amount of any withholding taxes which may be required thereon, and the Stock Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, certificates evidencing the proper number of shares of Parent Common Stock and cash may be issued and paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to the Parent that any applicable stock transfer taxes have been paid. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) of the Securities Act (as defined below), shall not be exchanged until the Parent has received a written agreement from such person as provided in Section 5.10. Until surrendered as contemplated by this Section 2.3, each Stock Certificate shall be deemed at any time after the Effective Time to represent and evidence only the right to receive upon such surrender the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby in accordance with this Section 2.3.

                  (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provision of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective

Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock which such holder is entitled to receive, and no Cash Consideration or cash in lieu of fractional shares shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) as promptly as reasonably practicable following such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (and not paid) with respect to such whole shares of Parent Common Stock, in each case less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

                  (d) No Further Rights in Company Common Stock. The shares of Parent Common Stock issued and cash paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date hereof and that remain unpaid at the Effective Time.

                  (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of the Parent. In lieu of any such fractional shares, each holder of Company Common Stock upon surrender of a Certificate for exchange pursuant to this Section 2.3 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Final Parent Stock Price by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder).

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock as of the date which is twelve months after the Effective Time shall be delivered to the Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to the Parent (as unsecured general creditors thereof) for payment of the Merger Consideration, and any cash in lieu of fractional shares and any unpaid dividends or distributions with respect to Parent Common Stock, to which they are entitled pursuant hereto.

                  (g) No Liability. Neither the Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any cash, stock or other property delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Withholding Rights. The Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent or the Exchange Agent.

                  (i) Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, and any cash in lieu of fractional shares and any unpaid dividends or distributions with respect to Stock Consideration, to which they are entitled pursuant hereto.

                  Section 2.4. Stock Transfer Books. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock on the books and records of the Company or the Surviving Corporation. If, after the Effective Time, any Certificates are presented to the Exchange Agent or the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                  Section 2.5. Stock Options. At the Effective Time, each Company Option (as defined below) outstanding immediately prior thereto shall be converted into and represent the right to receive (a) the Merger Consideration into which the share or shares of Company Common Stock issuable upon exercise of such Company Option would have been converted if such Company Option had been exercised immediately prior to the Effective Time, reduced by (b) (i) the aggregate exercise price for the shares of Company Common Stock then issuable upon exercise of such Company Option and (ii) the amount of any withholding taxes which may be required thereon (such reductions to be applied on a pro rata basis against the Cash Consideration and the Stock Consideration comprising such Merger Consideration, in the respective proportions which such Cash Consideration and Stock Consideration bear to such Merger Consideration). All such Company Options shall no longer be outstanding and shall automatically be cancelled, retired and extinguished and shall cease to exist, and each Option Certificate shall thereafter represent the right to receive, upon surrender of such Option Certificate in accordance with Section 2.3, the Merger Consideration into which such Company Options have been converted in accordance herewith. The holders of Option Certificates shall cease to have any rights with respect thereto, except as required by law. No fractional share of Parent Common Stock shall be issued and, in lieu thereof, a cash payment shall be made in the same manner as provided in Section 2.3(e) with respect to exchanges of Stock Certificates. No interest will be paid or will accrue on any Merger Consideration (except as specified in Section 2.1(a)(i)), any cash in lieu of fractional shares of Parent Common Stock or any unpaid dividends or distributions in respect of Parent Common Stock payable upon surrender of Option Certificates pursuant to this Article II. From and after the date of this Agreement, the Company shall not permit any additional options to purchase shares of Company Common Stock to be issued or granted under the Company's stock option plans or otherwise.

                  Section 2.6. Dissenting Shares. (a) Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have properly delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL and shall not have failed to perfect or shall not have effectively withdrawn such demand or otherwise lost their appraisal rights (the "Dissenting Shares") shall not be converted into or represent the right to receive Merger Consideration. Such stockholders shall be entitled to have such shares of Company Common Stock held by them appraised in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or shall have effectively withdrawn or otherwise lost their right to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration therefor, upon surrender in accordance with Section 2.3 of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock.

                  (b) The Company shall give the Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of demands for appraisal, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not, except with the prior written consent of the Parent, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demand for appraisal rights.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Parent and Merger Sub as follows:

                  Section 3.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole ("Company Material Adverse Effect"). The Company has heretofore delivered to the Parent true and complete copies of the certificate of incorporation and by-laws, each as amended to date, of the Company.

                  Section 3.2. Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Company Preferred Stock"). As of July 1, 1996, (i) 31,312,500 shares of Company Common Stock were issued and outstanding, (ii) the number of shares of Company Common Stock set forth on Section 3.2 of the Company Disclosure Schedule (and identified as "Company Option Shares") were reserved for future issuance upon exercise of outstanding options to purchase Company Common Stock ("Company Options"), granted to directors, officers, employees and consultants of the Company pursuant to the Company's 1995 Equity Participation Plan (the "Company Incentive Plan"), (iii) no shares of Company Common Stock were held in the treasury of the Company and (iv) no shares of Company Preferred Stock were issued or outstanding or reserved for issuance. Since such date, no additional shares of capital stock of the Company have been issued or reserved for issuance (except for shares of Company Common Stock issued upon exercise of Company Options granted as aforesaid), and no options or other rights to purchase or otherwise acquire shares of capital stock of the Company have been issued or granted (other than the Company Options identified on Section 3.2 of the Company Disclosure Schedule as having been granted as aforesaid). Except as set forth above in this paragraph, no shares of capital stock or other equity or voting securities of the Company are issued, reserved for issuance, or outstanding. All of the outstanding shares of capital stock of the Company are, and all shares thereof which may be issued upon exercise of Company Options will upon issuance be, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

                  (b) Except as set forth in Section 3.2 of the Disclosure Schedule delivered by the Company to the Parent concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), (i) no bonds, debentures, notes or other indebtedness or obligations of the Company or any of its subsidiaries entitling the holders thereof to have the right to vote (or which are convertible into, or exercisable or exchangeable for, securities entitling the holders thereof to have the right to vote) with the stockholders of the Company or any of its subsidiaries on any matter are issued, reserved for issuance, or outstanding, (ii) there are no options, warrants, calls, subscriptions, convertible or exchangeable securities, or other rights, agreements or commitments of any character obligating the Company or any of its subsidiaries to grant, issue, transfer or sell, or cause to be granted, issued, transferred or sold, any shares of capital stock, or any other equity or voting security or equity or voting interest, of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue, extend or enter into any right, agreement or commitment with respect to the foregoing, (iii) there are no obligations (absolute, contingent or otherwise) of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, or other equity or voting security or equity or voting interest, of the Company or any of its subsidiaries, and (iv) other than this Agreement, there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock, or any other equity or voting security or interest, of the Company or any of its subsidiaries.

                  (c) The Company has heretofore delivered to the Parent a true and complete copy of the Company Incentive Plan, as amended to date. Section 3.2 of the Company Disclosure Schedule contains a true and complete list of (i) all Company Options outstanding on the date hereof, (ii) the identity of the holders or optionees thereof, (iii) the number of shares of Company Common Stock covered by each such Company Option, and the exercise price per share thereof, and (iv) the number of shares for which each such Company Option will be exercisable at the Effective Time. The Compensation Committee of the Board of Directors of the Company has taken all action necessary under the Company Incentive Plan to duly and validly authorize the conversion of all Company Options in accordance with
Section 2.5, and no other proceedings on the part of the Company are necessary to duly and validly authorize the transactions contemplated by Section 2.5.

                  Section 3.3. Subsidiaries. (a) Section 3.3 of the Company Disclosure Schedule accurately sets forth (i) the name and jurisdiction of incorporation or organization of each subsidiary of the Company, (ii) the authorized and outstanding capital stock of, or other equity interest in, each such subsidiary, (iii) the amount of capital stock of, or other equity interest in, each such subsidiary owned directly or indirectly by the Company or any of its subsidiaries. Except as set forth in Section 3.3 of the Company Disclosure Schedule (including the subsidiaries of the Company disclosed therein), the Company does not directly or indirectly own any equity interest or equity investment in any other person.

                  (b) Each of the subsidiaries of the Company is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the subsidiaries of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a Company Material Adverse Effect. The Company has heretofore made available to the Parent true and complete copies of the certificate of incorporation, by-laws, partnership agreement and all other charter or organization documents, each as amended to date, of each subsidiary of the Company.

                  (c) All of the outstanding shares of capital stock of, or other equity interests in, each of the subsidiaries of the Company are duly authorized and validly issued and (in the case of shares of capital stock) are fully paid and nonassessable, and (except as set forth in Section 3.3 of the Company Disclosure Schedule) all such shares or other equity interests owned directly or indirectly by the Company are owned free and clear of all liens, security interests, claims, pledges, rights of first refusal, limitations on voting rights, charges or other encumbrances of any nature whatsoever.

                  Section 3.4. Authorization, Validity and Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and (subject only, with respect to the Merger, to the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the DGCL) to consummate the Merger and the other transactions contemplated hereby to be consummated by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the DGCL). This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

                  Section 3.5. No Conflict or Violation. Subject to (i) making the filings and obtaining the approvals identified in Section 3.6 and (ii) obtaining the material non-governmental consents identified in Section 3.5 of the Company Disclosure Schedule and (iii) the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the DGCL, the execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the other transactions pursuant hereto will not, (a) conflict with or violate the certificate of incorporation, by-laws, partnership agreement or other charter or organization document of the Company or any of its subsidiaries, (b) conflict with or violate any material law, statute, rule, regulation, order, judgment, writ, injunction or decree applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (c) result in a violation or breach of or constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), require any consent, approval or authorization under, result in the loss of a material benefit or result in any provision becoming applicable or effective under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any material property or asset of the Company or any of its subsidiaries may be bound or affected, except in the case of each of clauses (b) and (c) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, be reasonably likely to result in a Company Material Adverse Effect or prevent the Company from performing its obligations under this Agreement in any material respect.

                  Section 3.6. Consents and Approvals. The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any federal, state, local, foreign or other governmental, judicial or regulatory authority (each a "Governmental Entity"), except (a) for (i) applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" laws ("Blue Sky Laws"), and state antitakeover laws, (ii) the pre-merger notification and report requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) filing and recordation of the Certificate of Merger as required by the DGCL, (iv) consents, approvals, authorizations, orders, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages and (v) filings relating to the matters set forth in Section 5.17 or 5.18, and (b) where the failure to obtain such consents, approvals, authorizations and permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent the Company from performing its obligations under this Agreement in any material respect or from consummating the Merger or any other transaction pursuant hereto.

                  Section 3.7. SEC Documents and Financial Statements. (a) The Company has filed all forms, reports, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since July 26, 1995 (such forms, reports, statements and other documents, excluding the Proxy Statement referred to below, are hereinafter referred to as the "Company SEC Documents"). The Company SEC Documents filed by the Company with the SEC prior to and after the date of this Agreement (i) complied, or will comply, when filed, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, and (ii) did not, or will not, when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes or schedules thereto) contained in or incorporated by reference in the Company SEC Documents filed prior to and after the date of this Agreement (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) and (ii) fairly present or will fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods indicated therein (subject, in the case of unaudited interim financial statements, to normal recurring year-end audit adjustments which would not be material in amount or effect).

                  (c) No subsidiary of the Company is required to file any report, form or other document with the SEC. Red Lion Inns Limited Partnership, a Delaware limited partnership (the "MLP"), has filed all forms, reports, statements and other documents required to be filed by it with the SEC since January 1, 1993 (such forms, reports, statements and other documents are hereinafter referred to as the "MLP SEC Documents"). The MLP SEC Documents filed by the MLP with the SEC prior to and after the date of this Agreement (i) complied, or will comply, when filed, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, and (ii) did not, or will not, when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any related notes or schedules thereto) contained in or incorporated by reference in the MLP SEC Documents filed prior to and after the date of this Agreement (A) have been or will be prepared in accordance with the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except, in the case of MLP SEC Documents filed prior to the date of this Agreement, as may be indicated in the notes thereto or, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) and (B) fairly present or will fairly present in all material respects the consolidated financial position of the MLP and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the MLP and its subsidiaries for the periods indicated therein (subject, in the case of unaudited interim financial statements, to normal recurring year-end audit adjustments which would not be material in amount or effect).

                  Section 3.8. No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or disclosed or reserved against in, a consolidated balance sheet of the Company and its subsidiaries or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (a) debts, liabilities and obligations that were so reserved on, or disclosed or reflected in, the consolidated balance sheet of the Company and its subsidiaries as of June 30, 1996 and the notes thereto, included in the Quarterly Report on Form 10-Q of the Company for the quarter then ended, or the consolidated balance sheet of the Company and its subsidiaries as of December 31, 1995 and the notes thereto, included in the Annual Report on Form 10-K of the Company for the year then ended, and (b) debts, liabilities or obligations arising in the ordinary course of business since June 30, 1996.

                  Section 3.9. Absence of Certain Changes. Since December 31, 1995, except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as specifically contemplated by this Agreement or as set forth in Section 3.9 of the Company Disclosure Schedule, (a) the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and (b) there has not been (i) any change, event, occurrence or circumstance in the business, operations, properties, financial condition or results of operations of the Company or any of its subsidiaries which, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect (except for changes, events, occurrences or circumstances (A) with respect to general economic or industry conditions and (B) arising as a result of the transactions contemplated hereby), (ii) any material change by the Company in its accounting methods, principles or practices, (iii) any declaration, setting aside or payment of any dividend or distribution or capital return in respect of any capital stock of, or other equity interest in, the Company or any of its subsidiaries (other than dividends by such subsidiaries in accordance with their respective charters or partnership agreements, as the case may be, (iv) any material revaluation for financial statement purposes by the Company or any of its subsidiaries of any asset (including, without limitation, any writing down of the value of any property, investment or asset or writing off of notes or accounts receivable), (v) other than payment of compensation for services rendered to the Company or any of its subsidiaries in the ordinary course of business or the grant of Company Options as described in Section 3.2 or any transactions described in Section 3.12 of the Company Disclosure Schedule, any material transactions between the Company or any of its subsidiaries, on the one hand, and any (A) officer or director of the Company or any of its subsidiaries,
(B) record or beneficial owner of five percent (5%) or more of the voting securities of the Company, or (C) affiliate of any such officer, director or beneficial owner, on the other hand, or (vi) other than pursuant to the terms of the plans, programs or arrangements specifically referred to in Section 3.12 or
Section 5.14 or in the ordinary course of business consistent with past practice, any increase in or establishment of any bonus, insurance, welfare, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, directors or consultants of the Company or any of its subsidiaries, which increase or establishment, individually or in the aggregate, will result in a material liability.

                  Section 3.10. Litigation. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement, there is no action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any properties or assets of the Company or any of its subsidiaries by or before any court, other

Governmental Entity or arbitrator which is material or which could reasonably be expected to prevent or substantially delay consummation of the Merger or any of the other transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement, neither the Company nor any of its subsidiaries nor any property or asset of the Company or any of its subsidiaries is subject to any order, writ, injunction, judgment, decree or award which is material or which could reasonably be expected to prevent or substantially delay consummation of the Merger or any of the other transactions pursuant hereto in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect.

                  Section 3.11. Compliance. The Company is not in conflict with, or in default or violation of, and none of its subsidiaries is in conflict in any material respect with, or in default or violation in any material respect of, its respective certificate of incorporation, by-laws, partnership agreement or other charter or organization documents. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (a) any material law, statute, rule, regulation, order, judgment, writ, injunction or decree applicable to the Company or any of its subsidiaries or any of their respective properties or assets (excluding any law, statute, rule, regulation or order relating to the consumption, sale or serving of alcoholic beverages), or
(b) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any material property or asset of the Company or any of its subsidiaries may be bound or affected. The Company and its subsidiaries hold all material licenses, permits, approvals and other authorizations of Governmental Entities, and are in substantial compliance with all applicable laws and governmental regulations in connection with their businesses as now being conducted.

                  Section 3.12. Employee Benefit Plans. (a) Section 3.12(a) of the Company Disclosure Schedule sets forth each plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other material agreement, arrangement or commitment which is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any commitment arising under the laws of any jurisdiction, severance, holiday, vacation, Christmas or other bonus plans, maintained by the Company or any of its subsidiaries for any present or former employees, officers or directors of the Company or any of its subsidiaries ("Company Personnel") or with respect to which the Company or any of its subsidiaries has liability or makes or has an obligation to make contributions (each, a "Company Employee Plan").

                  (b) The Company has made available to the Parent (i) copies of all Company Employee Plans or in the case of an unwritten plan, a written description thereof, (ii) copies of the most recent annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Company Employee Plans and (iii) copies of all summary plan descriptions (whether or not required to be furnished under ERISA) and employee communications relating to such Company Employee Plans and distributed to Company Personnel, in each case under this clause (iii), existing or in effect during or within the past five years.

                  (c) There are no Company Personnel who are entitled to any medical, dental or life benefit to be paid after termination of employment other than required by Section 601 of ERISA, Section 4980B of the Code or applicable state law.

                  (d) Each Company Employee Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) is unfunded. There is no material liability in the nature of a retroactive rate adjustment or loss-sharing or similar arrangement, with respect to any Company Employee Plan which is an employee welfare benefit plan.

                  (e) All contributions or payments due with respect to any periods prior to the Effective Time under any Company Employee Plan have been made or appropriate charges have been made on the financial statements. Except as described in Section 3.12(h), each Company Employee Plan by its terms and operation is in substantial compliance with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967, as amended).

                  (f) There are no actions, suits or claims pending or threatened (other than routine noncontested claims for benefits) and, to the knowledge of the Company, no set of circumstances exist which may reasonably give rise to such a claim against any Company Employee Plan or administrator or fiduciary of any such Company Employee Plan which reasonably likely to result in a Company Material Adverse Effect. As to each Company Employee Plan for which an annual report is required to be filed under ERISA or the Code, all such filings, including schedules, have been made on a timely basis.

                  (g) Other than the multiemployer plan identified as such in
Section 3.12(g) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (or any entity that is or was at any time required to be aggregated with the Company or any of its subsidiaries under Section 414(b),
(c), (m) or (o) of the Code) (the "ERISA Controlled Group") has at any time maintained, contributed to or been required to contribute to any plan subject to Title IV of ERISA or Section 412 of the Code. The withdrawal liability that the Company, any of its subsidiaries or any member of their respective ERISA Controlled Groups would incur if any such entity were to completely withdraw as of the date hereof from the foregoing multiemployer plan to which it is required to contribute would not exceed $1,000,000.

                  (h) The Employee Retirement Savings Plan maintained by the Company (the "401(k) Plan") has received a favorable determination letter from the Internal Revenue Service which provides that the 401(k) Plan is qualified under Sections 401(a) and 401(k) of the Code (the "IRS Letter"). The liability of the Company and its subsidiaries in connection with the application for a compliance statement pursuant to Revenue Procedure 94-62 (the "VCR Application") does not exceed $600,000. Other than items for which relief has been requested pursuant to the VCR Application, nothing has occurred since the date of the most recent IRS Letter to cause such letter to be no longer valid or effective.

                  (i) Neither the Company nor any of its subsidiaries (or, to the knowledge of the Company, any other person, including any fiduciary) has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Employee Plans (or their trusts), the Company, any of its subsidiaries or any person whom, the Company or any of its subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

                  (j) None of the assets of the Company Employee Plans is invested in any property constituting employer real property or an employer security within the meaning of Section 407(d) of ERISA.

                  (k) Except as set forth on Section 3.12(k) of the Company Disclosure Schedule or as required under this Agreement, the events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any Company Personnel to severance pay or other similar payments under any Company Employee Plan or law, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any Company Personnel, (iii) result in any payments (including parachute payments) under any Company Employee Plan or law becoming due to any Company Personnel, or (iv) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Company Employee Plan.

                  Section 3.13. Labor Matters. Except as set forth in Section
3.13 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contracts applicable to any person employed by the Company or any of its subsidiaries. There is no pending or, to the knowledge of the Company, threatened material labor dispute, strike or work stoppage against the Company or any of its subsidiaries. Neither the Company nor its subsidiaries, nor their respective representatives or employees, has committed any material unfair labor practices in connection with the operation of the respective businesses of the Company or its subsidiaries, and there is no pending or, to the knowledge of the Company, threatened charge or complaint against the Company or its subsidiaries by the National Labor Relations Board or any comparable state agency which, if adversely determined, would have a Company Material Adverse Effect.

                  Section 3.14. Tax Matters. (a) For purposes of this Agreement:
(i) "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, license, estimated, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties on or additions to any such taxes (and, in the case of the Company and the Parent, Taxes for which the Company, the Parent, and/or any of their subsidiaries, as the case may be, may be liable in its own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity, or under Treasury Regulation Section 1.1502-6 or any similar provision of state or local law); and (ii) "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, (A) in the case of the Company, combined or consolidated returns for any group of entities that includes the Company or any of its subsidiaries, and (B) in the case of the Parent, combined or consolidated returns for any group of entities that includes the Parent or any of its subsidiaries.

                  (b) The Company and each of its subsidiaries, the MLP (which for purposes of this Section 3.14 includes Red Lion Inns Operating L.P.), and any affiliated group (within the meaning of Code Section 1504) of which the Company or any of its subsidiaries is or was a member, have (i) filed all federal income and material state Tax Returns required to be filed by applicable law and all such federal income and material state Tax Returns (A) were true, complete and correct in all respects (and as to Tax Returns not filed as of the date hereof but filed at or prior to the Effective Time, will be true, complete and correct in all respects) (B) reflect the liability for Taxes of the Company and each of its subsidiaries and the MLP, and (C) were filed on a timely basis and (ii) within the time and in the manner prescribed by law, paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes that were or are due and payable as set forth in such Tax Returns.

                  (c) Each of the Company, the MLP and, where applicable, the Company's subsidiaries has established (and until the Effective Time will maintain) on its books and records reserves adequate to pay all Taxes of the Company, the MLP or such respective subsidiary, as the case may be, in accordance with GAAP, which are reflected in the most recent consolidated financial statements of the Company and its subsidiaries and the MLP contained in the Company SEC Documents and/or the MLP SEC Documents, as applicable, to the extent required by GAAP.

                  (d) There are no, and, as of the Effective Time, there will be no liens for Taxes, which in the aggregate exceed $500,000 upon the assets of the Company and/or any of its subsidiaries and/or the MLP except liens for Taxes not yet due or payable, or not yet delinquent.

                  (e) Each of the Company and its subsidiaries and the MLP has complied (and until the Effective Time will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

                  (f) Except as disclosed in Section 3.14(f) of the Company Disclosure Schedule, neither the Company nor any subsidiary thereof nor the MLP has requested any extension of time within which to file any federal income Tax Return or any state income or franchise Tax Return, which Tax Return has not been filed as of the date hereof.

                  (g) Neither the Company nor any subsidiary thereof nor the MLP has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any federal income Taxes, federal income Tax Returns, state income or franchise Taxes or state income or franchise Tax Returns.

                  (h) No deficiency for any Tax which, alone or in the aggregate with any other deficiency or deficiencies, would exceed $500,000, has been proposed, asserted, or assessed against the Company and/or any subsidiary thereof and/or the MLP that has not been resolved and paid in full or otherwise settled, no audits or other administrative proceedings are presently in progress or pending or threatened in writing with regard to any Taxes or Tax Returns of the Company and/or any subsidiary thereof and/or the MLP, and no written claim is currently being made by any authority in a jurisdiction where any of the Company or any subsidiary thereof or the MLP, as the case may be, does not file Tax Returns that it is or may be subject to Tax in that jurisdiction.

                  (i) Except as disclosed on Section 3.14(i) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries nor the MLP has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with the Internal Revenue Service that would have any continuing effect after the Effective Time. "Tax

Ruling" shall mean a written ruling of the Internal Revenue Service or a state taxing authority relating to Taxes. "Closing Agreement" shall mean a written and legally binding agreement with a Taxing authority relating to Taxes.

                  (j) The Company and each of its subsidiaries and the MLP have made available (or, in the case of Tax Returns filed after the date hereof, will make available at such time and place as the Parent may reasonably request) to the Parent complete and accurate copies of such Tax Returns, and amendments thereto, filed by the Company and/or its subsidiaries and/or the MLP as the Parent may reasonably request.

                  (k) Except as disclosed on Section 3.14(k) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries nor the MLP is a party to any agreement relating to allocating or sharing of the payment of, or liability for, Taxes.

                  (l) Neither the Company nor any of its subsidiaries nor the MLP is required to include in income any adjustment pursuant to Code Section 481.

                  (m) Neither the Company nor any of its subsidiaries nor the MLP has made or entered into, or holds any assets subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

                  (n) Except as set forth in Section 3.14(n) of the Company Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for the employee remuneration will not apply to any amount paid or payable by the Company or any of its subsidiaries or the MLP under any contract, plan, program, arrangements or understanding currently in effect.

                  (o) Assuming that the Effective Time occurs in 1996, the total aggregate amounts that may be characterized as excess parachute payments (within the meaning of Code Section 280(G)(b)(1)), and the related Excise Tax Gross Up Payments (within the meaning of the Severance Agreements and the SERP), with respect to the Company and/or any subsidiary thereof and/or the MLP will not exceed $12,400,000 and $7,200,000, respectively, provided that any amount under the Management Bonus Plan (or any similar plan maintained by Parent and/or any subsidiary thereof) shall not be considered a parachute payment.

                  (p) Except as disclosed on Section 3.14(p) of the Company Disclosure Schedule, there is no unresolved issue of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service or any other taxing authority with respect to Taxes of the Company or any of its subsidiaries or the MLP.

                  (q) To the best of the knowledge of the Company, there are no deferred intercompany gains, intercompany gains that have not yet been taken into account, or excess loss accounts (within the meaning of the Treasury Regulations under Code Section 1502) with respect to the Company or any of its subsidiaries.

                  (r) To the best of the knowledge of the Company, no foreign person directly or indirectly holds (within the meaning of Code section 897(c)(3)) more than 5 percent of the stock of the Company.

                  Section 3.15. Properties. Section 3.15 of the Company Disclosure Schedule contains a true and complete list (identifying the relevant owners, lessors and lessees) of all real properties owned or leased by the Company or any of its subsidiaries. Each of the Company and its subsidiaries has good and marketable title to all properties, assets and rights of any kind whatsoever (whether real, personal or mixed, and whether tangible or intangible) owned by it (collectively, the "Company Assets"), in each case free and clear of any mortgage, security interest, deed of trust, claim, charge, title defect or other lien or encumbrance, except (a) as shown on the consolidated balance sheet of the Company and its subsidiaries dated June 30, 1996 and the notes thereto, and the consolidated balance sheet of the Company and its subsidiaries dated as of December 31, 1995 and the notes thereto, each as contained in the Company SEC Documents, (b) for any mortgage, security interest, deed of trust, claim, charge, title defect or other lien or encumbrance arising by reason of (i) taxes, assessments or governmental charges not yet delinquent or which are being contested in good faith, (ii) deposits to secure public or statutory obligations in lieu of surety or appeal bonds entered into in the ordinary course of business, and (iii) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof ("Permitted Liens"), or (c) as set forth on
Section 3.15 of the Company Disclosure Schedule. Except as set forth in Section
3.15 of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company, threatened condemnation proceedings against or affecting any material

Company Assets, and none of the material Company Assets is subject to any commitment or other arrangement for its sale to a third party outside the ordinary course of business.

                  Section 3.16. Environmental Matters. Neither the Company nor any of its subsidiaries is the subject of any federal, state, local or foreign investigation, and neither the Company nor any of its subsidiaries has received any notice or claim, nor entered into any negotiations or agreements with any third party, relating to any material liability or remedial action or potential material liability or remedial action under any Environmental Laws (as defined below). There are no pending or, to the knowledge of the Company, threatened actions, suits, claims or proceedings against or affecting the Company or any of its subsidiaries or any of their properties, assets or operations in connection with any such Environmental Laws. The properties, assets and operations of the Company and its subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and to the protection and clean-up of natural environment and activities or conditions relating thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except as disclosed in the "Phase I" and other reports identified in Section 3.16 of the Company Disclosure Schedule (true and complete copies of which have been made available to the Parent).

                  Section 3.17. Material Contracts and Commitments. (a) Section
3.17 of the Company Disclosure Schedule contains a true and complete list of all of the following contracts, agreements and commitments, whether oral or written ("Contracts"), to which the Company or any of its subsidiaries is a party or by which any of them or any of their material Company Assets is bound, as each such contract or commitment may have been amended, modified or supplemented:

                  (i) all Contracts pursuant to which the Company or its subsidiaries holds a leasehold interest in one or more hotel facilities;

                  (ii) all Contracts providing for management of any hotel by the Company or any of its subsidiaries or management by any other person of a hotel owned or leased by the Company or any of its subsidiaries;

                  (iii) all Contracts granting a franchise or license to utilize a brand name or other rights of a hotel chain or system;

                  (iv) all partnership, joint venture or limited liability company Contracts with any person;

                  (v) all loan agreements, notes, bonds, debentures, debt instruments, evidences of indebtedness, debt securities, or other Contracts relating to any indebtedness of the Company or any of its subsidiaries in an amount in excess of $1,000,000, or involving the direct or indirect guaranty or suretyship by the Company or any of its subsidiaries of any indebtedness in an amount in excess of $1,000,000;

                  (vi) all Contracts (entered into since the formation of the Company) relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any Company Assets outside the ordinary course of business; and

                  (vii) all stockholder Contracts to which the Company or any of its subsidiaries is a party; and all other Contracts entered into by the Company or any of its subsidiaries with stockholders of the Company who are beneficial owners of five percent or more of the voting securities of the Company.

                  (b) The Company has heretofore made available to the Parent true and complete copies of all of the Contracts required to be set forth in
Section 3.17 of the Company Disclosure Schedule. Each such Contract is valid and binding in accordance with its terms, and is in full force and effect (except as set forth in Section 3.17 of the Company Disclosure Schedule). Neither the Company nor any of its subsidiaries is in default in any material respect with respect to any such Contract, nor (to the knowledge of the Company) does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. To the knowledge of the Company, no other party to any such Contract is in default in any material respect with respect to any such Contract. Except as set forth in Section 3.17 of the Company Disclosure Schedule, no party has given any written or (to the knowledge of the Company) oral notice of termination or cancellation of any such Contract or that it intends to assert a breach of, or seek to terminate or cancel, any such Contract as a result of the transactions contemplated hereby.

                  Section 3.18. Intellectual Property. The Company and its subsidiaries own or possess adequate licenses or other valid rights to use all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights, service marks, trade secrets, applications for trademarks and for service marks, and other proprietary rights and information used or held for use in connection with the business of the Company and its subsidiaries as currently conducted, and the Company has no knowledge of any assertion or claim challenging the validity of any of the foregoing.

                  Section 3.19. Opinion of Financial Advisor. The Company has received the opinion of Smith Barney Inc. to the effect that the Merger Consideration to be received by the stockholders of the Company (other than the Parent and its affiliates) is fair to such stockholders from a financial point of view.

                  Section 3.20. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its affiliates, other than Smith Barney Inc. (the fees and expenses of which shall be paid in full by the Company). The Company has heretofore furnished to the Parent a true and complete copy of all agreements between the Company and such firm pursuant to which such firm would be entitled to any payment relating to the Merger or the transactions contemplated hereby.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

                  The Parent hereby represents and warrants to the Company as follows:

                  Section 4.1. Organization and Qualification. Each of the Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect"). The Parent has heretofore delivered to the Company true and complete copies of the certificate of incorporation, by-laws and all other charter or similar organization documents, each as amended to date, of the Parent and Merger Sub.

                  Section 4.2. Capitalization. (a) The authorized capital stock of the Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Parent Preferred Stock"). As of July 15, 1996, (i) 23,077,461 shares of Parent Common Stock were issued and outstanding, (ii) 1,760,275 shares of Parent Common Stock were reserved for future issuance upon exercise of outstanding options to purchase Parent Common Stock ("Parent Options"), granted to directors, officers, employees and consultants of the Parent pursuant to the Parent's 1994 Equity Participation Plan, (iii) no shares of Parent Common Stock were held in the treasury of the Parent and (iv) no shares of Parent Preferred Stock were issued or outstanding or reserved for issuance. Since such date, no additional shares of capital stock of the Parent have been issued or reserved for issuance, and no options or other rights to purchase or otherwise acquire shares of capital stock of the Parent have been issued or granted, other than (A) shares of Parent Common Stock issued upon exercise of Parent Options granted as aforesaid, (B) as contemplated hereby and (C) as described in Section 4.2 of the Disclosure Schedule delivered by the Parent to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule"). Except as set forth above in this paragraph, no shares of capital stock or other equity or voting securities of the Parent are issued, reserved for issuance, or outstanding. All of the outstanding shares of capital stock of the Parent are, and all shares thereof which may be issued upon exercise of Parent Options will upon issuance be, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights. The shares of Parent Common Stock to be issued to holders of Company Common Stock in connection with the Merger have been duly authorized and, when issued and delivered to such holders in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive rights.

                  (b) Except as contemplated hereby or as set forth in Section
4.2 of the Parent Disclosure Schedule, (i) no bonds, debentures, notes or other indebtedness or obligations of the Parent or any of its subsidiaries entitling the holders thereof to have the right to vote (or which are convertible into, or exercisable or exchangeable for, securities entitling the holders thereof to have the right to vote) with the stockholders of the Parent or any of its subsidiaries on any matter are issued, reserved for issuance, or outstanding, (ii) there are no options, warrants, calls, subscriptions, convertible or exchangeable securities, or other rights, agreements or commitments of any character obligating the Parent or any of its subsidiaries to grant, issue, transfer or sell, or cause to be granted, issued, transferred or sold, any shares of capital stock, or any other equity or voting security or equity or voting interest, of the Parent or any of its subsidiaries or obligating the Parent or any of its subsidiaries to grant, issue, extend or enter into any right, agreement or commitment with respect to the foregoing,
(iii) there are no obligations (absolute, contingent or otherwise) of the Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, or other equity or voting security or equity or voting interest, of the Parent or any of its subsidiaries, and (iv) there are no voting trusts, proxies or other agreements or understandings to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound with respect to the voting of any shares of capital stock, or any other equity or voting security or interest, of the Parent or any of its subsidiaries.

                  (c) The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $.01 per share ("Merger Sub Common Stock"), of which 100 shares are issued and outstanding. The Parent owns directly all the outstanding shares of Merger Sub Common Stock. The outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

                  Section 4.3. Subsidiaries. (a) Section 4.3 of the Parent Disclosure Schedule accurately sets forth the name and jurisdiction of incorporation or organization of each subsidiary of the Parent. Each of the subsidiaries of the Parent is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the subsidiaries of the Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a Parent Material Adverse Effect. The Parent has heretofore made available to the Company true and complete copies of the certificate of incorporation, by-laws, partnership agreement and all other charter or organization documents, each as amended to date, of each subsidiary of the Parent.

                  (b) All of the outstanding shares of capital stock of, or other equity interests in, each of the subsidiaries of the Parent are duly authorized and validly issued and (in the case of shares of capital stock) are fully paid and nonassessable, and (except as set forth in Section 4.3 of the Parent Disclosure Schedule) all such shares or other equity interests owned directly or indirectly by the Parent are owned free and clear of all liens, security interests, claims, pledges, rights of first refusal, limitations on voting rights, charges or other encumbrances of any nature whatsoever.

                  Section 4.4. Authorization, Validity and Enforceability. Each of the Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and (subject only to the approval, by the holders of a majority of the total votes cast in person or by proxy at a duly called and held meeting of holders of Parent Common Stock, of the issuance of Parent Common Stock pursuant to this Agreement, as required under the rules and requirements of Nasdaq (the "Parent Stockholder Approval")) to consummate the Merger and the other transactions contemplated hereby to be consummated by the Parent. The execution, delivery and performance of this Agreement by the Parent and Merger Sub and the consummation by the Parent and the Merger Sub of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and Merger Sub and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby (other than the Parent Stockholder Approval). This Agreement has been duly executed and delivered by each of the Parent and Merger Sub and constitutes the legal, valid and binding obligation of each of the Parent and Merger Sub, enforceable against each of the Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

                  Section 4.5. No Conflict or Violation. Subject to (i) making the filings and obtaining the approvals identified in Section 4.6 and (ii) obtaining the material non-governmental consents identified in Section 4.5 of the Parent Disclosure Schedule and (iii) the Parent Stockholder Approval, the execution and delivery of this Agreement by the Parent and Merger Sub do not, and the performance by each of the Parent and Merger Sub of its obligations hereunder and the consummation by the Parent and Merger Sub of the Merger and the other transactions pursuant hereto will not, (a) conflict with or violate the certificate of incorporation, by-laws or other charter or organization document of the Parent, Merger Sub or any other subsidiary of the Parent, (b) conflict with or violate any material law, statute, rule, regulation, order, judgment, writ, injunction or decree applicable to the Parent, Merger Sub or any other subsidiary of the Parent or any of their respective properties or assets, or (c) result in a violation or breach of or constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), require any consent, approval or authorization under, result in the loss of a material benefit or result in any provision becoming applicable or effective under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Parent, Merger Sub or any other subsidiary of the Parent pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent, Merger Sub or any other subsidiary of the Parent is a party or by which the Parent, Merger Sub or any other subsidiary of the Parent or any material property or asset of the Parent, Merger Sub or any other subsidiary of the Parent may be bound or affected, except in the case of each of clauses (b) and (c) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, be reasonably likely to result in a Parent Material Adverse Effect or prevent the Parent or Merger Sub from performing its obligations under this Agreement in any material respect.

                  Section 4.6. Consents and Approvals. The execution and delivery of this Agreement by the Parent and

Merger Sub do not, and the performance by each of the Parent and Merger Sub of its obligations hereunder and the consummation by the Parent and Merger Sub of the transactions contemplated hereby will not, require the Parent or Merger Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except (a) for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and state antitakeover laws, (ii) the pre-merger notification and report requirements of the HSR Act, (iii) filing and recordation of the Certificate of Merger as required by the DGCL, (iv) consents, approvals, authorizations, orders, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages and (v) filings relating to the matters set forth in Section 5.17 or 5.18, and (b) where the failure to obtain such consents, approvals, authorizations and permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent the Parent or Merger Sub from performing its obligations under this Agreement in any material respect or from consummating the Merger or any other transaction pursuant hereto.

                  Section 4.7. SEC Documents and Financial Statements. (a) The Parent has filed all forms, reports, statements and other documents required to be filed by it with the SEC since December 13, 1994 (such forms, reports, statements and other documents, excluding the Registration Statement referred to below, are hereinafter referred to as the "Parent SEC Documents"). The Parent SEC Documents filed by the Parent with the SEC prior to and after the date of this Agreement (i) complied, or will comply, when filed, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, and (ii) did not, or will not, when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes or schedules thereto) contained in or incorporated by reference in the Parent SEC Documents filed prior to and after the date of this Agreement (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) and (ii) fairly present or will fairly present in all material respects the consolidated financial position of the Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Parent and its subsidiaries for the periods indicated therein (subject, in the case of unaudited interim financial statements, to normal recurring year-end audit adjustments which would not be material in amount or effect).

                  Section 4.8. No Undisclosed Liabilities. Neither the Parent nor any of its subsidiaries has any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or disclosed or reserved against in, a consolidated balance sheet of the Parent and its subsidiaries or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (a) debts, liabilities and obligations that were so reserved on, or disclosed or reflected in, the consolidated balance sheet of the Parent and its subsidiaries as of June 30, 1996 and the notes thereto, included in the Quarterly Report on Form 10-Q of the Parent for the quarter then ended, or the consolidated balance sheet of the Parent and its subsidiaries as of December 31, 1995 and the notes thereto, included in the Annual Report on Form 10-K of the Parent for the year then ended, (b) debts, liabilities or obligations arising in the ordinary course of business since June 30, 1996 and (c) debts, liabilities and obligations contemplated hereby or as set forth on Section 4.8 of the Parent Disclosure Schedule.

                  Section 4.9. Absence of Certain Changes. Since December 31, 1995, except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement or as specifically contemplated by this Agreement or as set forth in Section 4.2 or Section 4.9 of the Parent Disclosure Schedule,
(a) the Parent and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and
(b) there has not been (i) any change, event, occurrence or circumstance in the business, operations, properties, financial condition or results of operations of the Parent or any of its subsidiaries which, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect (except for changes, events, occurrences or circumstances (A) with respect to general economic or industry conditions or (B) arising as a result of the transactions contemplated hereby), (ii) any material change by the Parent in its accounting methods, principles or practices, (iii) any declaration, setting aside or payment of any dividend or distribution or capital return in respect of any capital stock of, or other equity interest in, the Parent or any of its subsidiaries (other than dividends by such subsidiaries in accordance with their respective charters or partnership agreements, as the case may be, (iv) any material revaluation for financial statement purposes by the Parent or any of its subsidiaries of any asset (including, without limitation, any writing down of the value of any property, investment or asset or writing off of notes or accounts receivable), (v) other than payment of compensation for services rendered to the Parent or any of its subsidiaries in the ordinary course of business or the grant of Parent Options as described in Section 4.2 or any transactions described in Section 4.12 of the Parent Disclosure Schedule, any material transactions between the Parent or any of its subsidiaries, on the one hand, and any (A) officer or director of the Parent or any of its subsidiaries, (B) record or beneficial owner of five percent (5%) or more of the voting securities of the Parent, or (C) affiliate of any such officer, director or beneficial owner, on the other hand, or (vi) other than pursuant to the terms of the plans, programs or arrangements specifically referred to in Section 4.12 or in the ordinary course of business consistent with past practice, any material increase in or establishment of any bonus, insurance, welfare, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other material increase in the compensation payable or to become payable to any employees, officers, directors or consultants of the Parent or any of its subsidiaries.

                  Section 4.10. Litigation. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement, there is no action, suit, claim, proceeding or investigation pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries or any properties or assets of the Parent or any of its subsidiaries by or before any court, other Governmental Entity or arbitrator which could reasonably be expected to prevent or substantially delay consummation of the Merger or any of the other transactions contemplated hereby in any material respect, or otherwise prevent the Parent or Merger Sub from performing its obligations under this Agreement in any material respect. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement, neither the Parent nor any of its subsidiaries nor any property or asset of the Parent or any of its subsidiaries is subject to any order, writ, injunction, judgment, decree or award which could reasonably be expected to prevent or substantially delay consummation of the Merger or any of the other transactions pursuant hereto in any material respect, or otherwise prevent the Parent or Merger Sub from performing its obligations under this Agreement in any material respect.

                  Section 4.11. Compliance. The Parent is not in conflict with, or in default or violation of, and none of its subsidiaries is in conflict in any material respect with, or in default or violation in any material respect of, its respective certificate of incorporation, by-laws or other charter or organization documents. Neither the Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (a) any material law, statute, rule, regulation, order, judgment, writ, injunction or decree applicable to the Parent or any of its subsidiaries or any of their respective properties or assets (excluding any law, statute, rule, regulation or order relating to the consumption, sale or serving of alcoholic beverages), or (b) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries or any material property or asset of the Parent or any of its subsidiaries may be bound or affected. The Parent and its subsidiaries hold all licenses, permits, approvals and other authorizations of Governmental Entities, and are in substantial compliance with all applicable laws and governmental regulations in connection with their businesses as now being conducted.

                  Section 4.12. Employee Benefit Plans. (a) The Parent has made available to the Company copies of all summary plan descriptions (whether or not required to be furnished under ERISA) existing or in effect during or within the past five years, which have been distributed to any present or former employees, officers or directors of the Parent or any of its subsidiaries ("Parent Personnel"), with respect to each plan which is subject to ERISA and each other material agreement, arrangement or commitment which is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any commitment arising under the laws of any jurisdiction, severance, holiday, vacation, Christmas or other bonus plans, maintained by the Parent or any of its subsidiaries or with respect to which the Parent or any of its subsidiaries has liability or makes or has an obligation to make contributions (each, a "Parent Employee Plan").

                  (b) Except as disclosed in Section 4.12 of the Parent Disclosure Schedule, there are no Parent Personnel who are entitled to any medical, dental or life benefit to be paid after termination of employment other than required by Section 601 of ERISA, Section 4980B of the Code or applicable state law.

                  (c) There is no material liability in the nature of a retroactive rate adjustment or loss-sharing or similar arrangement, with respect to any Parent Employee Plan which is an employee welfare benefit plan.

                  (d) All contributions or payments due with respect to any periods prior to the Effective Time under any Parent Employee Plan have been made or appropriate charges have been made on the financial statements. Each Parent Employee Plan by its terms and operation is in substantial compliance with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967, as amended).

                  (e) There are no actions, suits or claims pending or threatened (other than routine noncontested claims for benefits) and, to the knowledge of the Parent, no set of circumstances exist which may reasonably give rise to such a claim against any Parent Employee Plan or administrator or fiduciary of any such Parent Employee Plan which is reasonably likely to result in a Parent Material Adverse Effect. As to each Parent Employee Plan for which an annual report is required to be filed under ERISA or the Code, all such filings, including schedules, have been made on a timely basis.

                  (f) Except as disclosed in Section 4.12 of the Parent Disclosure Schedule, neither the Parent nor any of its subsidiaries (or any entity that is or was at any time required to be aggregated with the Parent or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the Code) has at any time maintained, contributed to or been required to contribute to any plan subject to Title IV of ERISA or Section 412 of the Code.

                  (g) The Parent has applied for a determination letter from the Internal Revenue Service to the effect that the Employee Retirement Savings Plan maintained by the

Parent is qualified under Sections 401(a) and 401(k) of the Code.

                  (h) Neither the Parent nor any of its subsidiaries (or, to the knowledge of the Parent, any other person, including any fiduciary) has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Parent Employee Plans (or their trusts), the Parent, any of its subsidiaries or any person whom the Parent or any of its subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

                  (i) None of the assets of the Parent Employee Plans is invested in any property constituting employer real property or an employer security within the meaning of Section 407(d) of ERISA.

                  (j) Except as required under this Agreement, the events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any Parent Personnel to severance pay or other similar payments under any Parent Employee Plan or law, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Parent Employee Plan or compensation to any Parent Personnel, (iii) result in any payments (including parachute payments) under any Parent Employee Plan or law becoming due to any Parent Personnel, or (iv) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Parent Employee Plan.

                  Section 4.13. Tax Matters. (a) The Parent and each of its subsidiaries, and any affiliated group (within the meaning of Code Section 1504) of which the Parent or any of its subsidiaries is or was a member, have (i) filed all federal income and material state Tax Returns required to be filed by applicable law and all such federal income and material state Tax Returns (A) were true, complete and correct in all respects (and as to Tax Returns not filed as of the date hereof but filed at or prior to the Effective Time, will be true, complete and correct in all respects) (B) reflect the liability for Taxes of the Parent and each of its subsidiaries, and (C) were filed on a timely basis and
(ii) within the time and in the manner prescribed by law, paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes that were or are due and payable as set forth in such Tax Returns.

                  (b) Each of the Parent and, where applicable, its subsidiaries has established (and until the Effective Time will maintain) on its books and records reserves adequate to pay all Taxes of the Parent or any such subsidiary, as the case may be, in accordance with GAAP, which are reflected in the most recent consolidated financial statements of the Parent and its subsidiaries contained in the Parent SEC Documents, to the extent required by GAAP.

                  (c) No deficiency for any Tax which, alone or in the aggregate with any other deficiency or deficiencies, would exceed $500,000, has been proposed, asserted, or assessed against the Parent and/or any subsidiary thereof that has not been resolved and paid in full or otherwise settled.

                  Section 4.14. Properties. Each of the Parent and its subsidiaries has good and marketable title to all properties, assets and rights of any kind whatsoever (whether real, personal or mixed, and whether tangible or intangible) owned by it (collectively, the "Parent Assets"), in each case free and clear of any mortgage, security interest, deed of trust, claim, charge, title defect or other lien or encumbrance, except (a) as shown on the consolidated balance sheet of the Parent and its subsidiaries dated June 30, 1996 and the notes thereto, and the consolidated balance sheet of the Parent and its subsidiaries dated as of December 31, 1995 and the notes thereto, each as contained in the Parent SEC Documents, (b) for Permitted Liens or (c) as set forth in Section 4.14 of the Parent Disclosure Schedule. Except as set forth in
Section 4.14 of the Parent Disclosure Schedule, there are no pending or, to the knowledge of the Parent, threatened condemnation proceedings against or affecting any material Parent Assets, and none of the material Parent Assets is subject to any commitment or other arrangement for its sale to a third party outside the ordinary course of business.

                  Section 4.15. Environmental Matters. Neither the Parent nor any of its subsidiaries is the subject of any federal, state, local or foreign investigation, and neither the Parent nor any of its subsidiaries has received any notice or claim, nor entered into any negotiations or agreements with any third party, relating to any material liability or remedial action or potential material liability or remedial action under any Environmental Laws. There are no pending or, to the knowledge of the Parent, threatened actions, suits, claims or proceedings against or affecting the Parent or any of its subsidiaries or any of their properties, assets or operations in connection with any such Environmental Laws. The properties, assets and operations of the Parent and its subsidiaries are in compliance in all material respects with all applicable Environmental Laws, except as disclosed in the "Phase I" and other reports identified in Section 4.15 of the Parent Disclosure Schedule (true and complete copies of which have been made available to the Company).

                  Section 4.16. Intellectual Property. The Parent and its subsidiaries own or possess adequate licenses or other valid rights to use all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights, service marks, trade secrets, applications for trademarks and for service marks, and other proprietary rights and information used or held for use in connection with the business of the Parent and its subsidiaries as currently conducted, and the Parent has no knowledge of any assertion or claim challenging the validity of any of the foregoing, except as set forth in Section 4.16 of the Parent Disclosure Schedule.

                  Section 4.17. Labor Matters. There is no pending or, to the knowledge of the Parent, threatened material labor dispute, strike or work stoppage against the Parent or any of its subsidiaries. Neither the Parent nor its subsidiaries, nor their respective representatives or employees, has committed any material unfair labor practices in connection with the operation of the respective businesses of the Parent or its subsidiaries, and there is no pending or, to the knowledge of the Parent, threatened charge or complaint against the Parent or its subsidiaries by the National Labor Relations Board or any comparable state agency which, if adversely determined, would have a Parent Material Adverse Effect.

                  Section 4.18. Material Contracts and Commitments. (a) Section
4.18 of the Parent Disclosure Schedule contains a true and complete list of all of the following contracts, agreements and commitments, whether oral or written, to which the Parent is a party, as each such contract, agreement or commitment may have been amended, modified or supplemented:

                  (i) contracts, agreements or commitments granting any person the right to require that the Parent register any securities of the Parent under the Securities Act; and

                  (ii) contracts, agreements or commitments granting any shareholder of the Parent the (i) right to have any designees nominated as directors, (ii) pre-emptive rights, rights of first refusal, rights of first offer or similar rights with respect to the Parent's capital stock, or (iii) any other rights or privileges not possessed by all common stockholders of the Company.

                  (b) Except as set forth in Section 4.18 of the Parent Disclosure Schedule, each of the Parent's management contracts, franchise agreements and leases of real property (the "Parent Contracts") is valid and binding in accordance with its terms, and is in full force and effect. Except as set forth in Section 4.18 of the Parent Disclosure Schedule, neither the Parent or any of its subsidiaries is in default in any material respect with respect to any such Parent Contracts, nor (to the knowledge of the Parent) does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. Except as set forth in Section 4.18 of the Parent Disclosure Schedule, no party has given any written or (to the knowledge of the Company) oral notice of termination or cancellation of any such Parent Contract or that it intends to assert a breach of, or seek to terminate or cancel, any such Parent Contract, in each case as a result of the transactions contemplated hereby. The Parent has no knowledge of any existing facts or circumstances that have given rise to any right of RFS Partnership, L.P. to terminate any of the leases between the Parent or its subsidiaries and RFS Partnership, L.P.

                  Section 4.19. Financing. The Parent has heretofore furnished to the Company true and complete copies of all written commitments (including a commitment from GE Investment Management Incorporated, or an affiliate thereof, to purchase $100,000,000 of Parent Common Stock) to obtain financing in contemplation of the Merger.

                  Section 4.20. Opinion of Financial Advisor. The Parent has received the opinion of Morgan Stanley & Co. Incorporated, to the effect that the Merger Consideration to be paid to the stockholders of the Company is fair to the Parent from a financial point of view.

                  Section 4.21. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its affiliates, other than Morgan Stanley & Co. Incorporated (the fees and expenses of which shall be paid in full by the Parent).

                                    ARTICLE V

                                    COVENANTS

                  Section 5.1. Interim Operations. (a) From the date of this Agreement until the Effective Time, except as set forth in Section 5.1 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless the Parent has consented in writing thereto, the Company shall, and shall cause each of its subsidiaries to:

                  (i) conduct its business and operations only in the ordinary course of business consistent with past practice;

                  (ii) use its reasonable efforts to preserve intact the business organizations, goodwill, rights, licenses, permits and franchises of the Company and its subsidiaries, and maintain their existing relationships with customers, suppliers and other persons having business dealings with them;

                  (iii) use its commercially reasonable efforts to keep in full force and effect adequate insurance coverages and maintain and keep its properties and assets in good repair, working order and condition, normal wear and tear excepted;

                  (iv) not amend or modify its respective certificate of incorporation, by-laws, partnership agreement or other charter or organization documents;

                  (v) not authorize for issuance, issue, sell, grant, deliver, pledge or encumber or agree or commit to issue, sell, grant, deliver, pledge or encumber any shares of any class or series of capital stock of the Company or any of its subsidiaries or any other equity or voting security or equity or voting interest in the Company or any of its subsidiaries, any securities convertible into or exercisable or exchangeable for any such shares, securities or interests, or any options, warrants, calls, commitments, subscriptions or rights to purchase or acquire any such shares, securities or interests (other than issuances of Company Common Stock upon exercise of Company Options granted prior to the date of this Agreement to directors, officers, employees and consultants of the Company in accordance with the Company Incentive Plan as currently in effect);

                  (vi) not (A) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, (B) in solely the case of the Company, declare, set aside or pay any dividends on, or make other distributions in respect of, any of the Company's capital stock, or (C) repurchase, redeem or otherwise acquire, or agree or commit to repurchase, redeem or otherwise acquire, any shares of capital stock or other equity or debt securities or equity interests of the Company or any of its subsidiaries;

                  (vii) not amend or otherwise modify the terms of any Company Options or the Company Incentive Plan the effect of which shall be to make such terms more favorable to the holders thereof or persons eligible for participation therein;

                  (viii) other than in the ordinary course of business consistent with past practice, not increase the compensation payable or to become payable to any directors, officers or employees of the Company or any of its subsidiaries, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director or officer of the Company or any of its subsidiaries, or establish, adopt, enter into or amend in any material respect or take action to accelerate any material rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer of employee of the Company of any of its subsidiaries;

                  (ix) not acquire or agree to acquire (including, without limitation, by merger, consolidation, or acquisition of stock, equity securities or interests, or assets) any corporation, partnership, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other person outside the ordinary course of business consistent with past practice or any interest in any real properties (whether or not in the ordinary course of business);

                  (x) not incur, assume or guarantee any indebtedness for borrowed money (including draw-downs on letters or lines of credit) or issue or sell any notes, bonds, debentures, debt instruments, evidences of indebtedness or other debt securities of the Company or any of its subsidiaries or any options, warrants or rights to purchase or acquire any of the same, except for
         (A) renewals of existing bonds and letters of credit in the ordinary course of business not to exceed $10,000,000 and (B) advances, loans or other indebtedness in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $5,000,000;

                  (xi) not sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any properties or assets of the Company or any of its subsidiaries (other than in the ordinary course of business consistent with past practice);

                  (xii) not authorize or make any capital expenditures (including by lease) in excess of $10,000,000 in the aggregate through December 31, 1996 (and not in excess of $2,500,000 during January 1997) for the Company and all of its subsidiaries;

                  (xiii) not make any material change in any of its accounting or financial reporting (including Tax accounting and reporting) methods, principles or practices, except as may be required by GAAP;

                  (xiv) not make any tax election or settle or compromise any federal, state, local or foreign income tax liability either not in accordance with prior practice or which could reasonably be expected to have a Company Material Adverse Effect;

                  (xv) except in the ordinary course of business consistent with past practice, not amend, modify or terminate any Contract required to be listed in Section 3.17 of the Company Disclosure Schedule or waive, release or assign any material rights or claims thereunder;

                  (xvi) not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

                  (xvii) not take any action that would, or would be reasonably likely to, result in any of the representations and warranties set forth in this

         Agreement not being true and correct in any material respect or any of the conditions set forth in Article VI not being satisfied; and

                  (xviii) not agree or commit in writing or otherwise to do (or, in the case of clauses (i) through (iii), to do anything inconsistent with) any of the foregoing.

                  (b) From the date of this Agreement until the Effective Time, except as set forth in Section 5.1 of the Parent Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless the Company has consented in writing thereto, the Parent shall, and shall cause each of its subsidiaries to:

                  (i) not amend or modify its certificate of incorporation, by-laws, or other charter or organization documents in any manner which adversely affects the rights, powers or privileges of holders of the Parent Common Stock;

                  (ii) not (A) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, (B) declare, set aside or pay any dividends on, or make other distributions in respect of, any of the Parent's capital stock (other than regular quarterly cash dividends consistent with past practice);

                  (iii) not take any action that would, or would be reasonably likely to, result in any of the representations and warranties set forth in this Agreement not being true and correct in any material respect or any of the conditions set forth in Article VI not being satisfied; and

                  (iv) not agree or commit in writing or otherwise to do any of the foregoing.

                  (c) The parties hereto shall perform the provisions set forth in Section 5.1 of the Parent Disclosure Schedule relating to the Red Lion La Posada and Village Motor Inn joint ventures.

                  Section 5.2. No Solicitation. Prior to the Effective Time, the Company agrees (a) that neither it nor any of its subsidiaries shall, nor shall it or any of its subsidiaries authorize or permit their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, attorney, accountant, consultant or other expert retained by or acting on behalf of it or any of its subsidiaries) (collectively, "Representatives") to, directly or indirectly, initiate or solicit any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to any of its stockholders) concerning, or that may reasonably be expected to lead to, an Alternative Transaction (any such proposal or offer being hereinafter referred to as an "Alternative Transaction Proposal"), and (b) that it will notify the Parent as soon as practicable (and in any event within 48 hours) if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or any of its subsidiaries; provided, however, that nothing contained in this Section 5.2 shall prohibit the Board of Directors of the Company from, to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Transaction Proposal. The Company agrees that prior to furnishing any such information to, or entering into any discussions or negotiations with, any person or entity concerning an Alternative Transaction Proposal, the Company shall (i) receive from such person or entity an executed confidentiality agreement in customary form on terms not less favorable to the Company than the terms of the confidentiality agreement dated June 25, 1996 between the Parent and the Company, providing for confidentiality of information furnished by the Company to the Parent and its Representatives in connection with the transactions contemplated hereby (the "Parent Confidentiality Agreement"), and (ii) provide written notice to the Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity. Notwithstanding anything herein to the contrary, nothing in this Section 5.2 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article VII hereof), or (y) permit the Company to enter into any binding agreement (other than a confidentiality agreement as aforesaid) with respect to an Alternative Transaction Proposal for as long as this Agreement remains in effect, or (z) affect any other obligation of the Company under this Agreement. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of the Company and its subsidiaries, determined on a consolidated basis in accordance with GAAP; (iii) any tender offer or exchange offer for 15% of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; (iv) the acquisition by any person or entity of beneficial ownership or the right to acquire beneficial ownership of, or the formation or existence of any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of the Company (other than through the vesting of Company Options granted to directors, officers, employees and consultants of the Company in accordance with the Company Incentive Plan as currently in effect); or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement or commitment to engage in any of the foregoing.

                  Section 5.3. Access to Information. (a) From the date of this Agreement until the Effective Time, upon reasonable prior notice to the other, each of the Company and the Parent shall (and shall cause each of its subsidiaries to) give the other such party and its Representatives reasonable access at reasonable hours to the officers, employees, agents, books, records, properties, offices, hotels and other facilities of it and its subsidiaries, and shall furnish promptly to the other such party and its Representatives such financial and operating data and other information concerning the business, operations, properties, contracts, records and personnel of it and its subsidiaries as the other such party may from time to time reasonably request. All information obtained by the Company or the Parent pursuant to this Section 5.3(a) shall be kept confidential in accordance with the Parent Confidentiality Agreement and the confidentiality agreement dated August 12, 1996 between the Company and the Parent, providing for confidentiality of information furnished by the Parent to the Company and its Representatives in connection with the transactions contemplated hereby (the "Company Confidentiality Agreement"). No representations and warranties or conditions to the consummation of the Merger contained herein or in any certificate or instrument delivered in connection herewith shall be deemed waived or otherwise affected by any such investigation made by the parties or their respective Representatives.

                  (b) From the date of this Agreement until the Effective Time, upon reasonable prior notice to the Company, the Company shall (and shall cause each of its subsidiaries to) give the investment banks, commercial banks, financial institutions and other persons providing debt or equity financing to the Parent in connection with the transactions contemplated hereby or retained by the Parent in connection with any securities offerings contemplated by the Parent, and their respective Representatives, reasonable access at reasonable hours to the officers, employees, agents, books, records, properties, offices, hotels and other facilities of the Company and its subsidiaries, and shall furnish promptly to such persons and their respective Representatives such financial and operating data and other information concerning the business, operations, properties, contracts, records and personnel of the Company and its subsidiaries as such persons may from time to time reasonably request for such purposes (provided that such investment banks, commercial banks, financial institutions and other persons shall enter into confidentiality agreements upon terms similar to the Parent Confidentiality Agreement or otherwise in customary form).

                  Section 5.4. Notice of Certain Matters. The Company shall give prompt notice to the Parent, and the Parent and Merger Sub shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects and (b) any failure of the Company or of the Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 5.5. Further Actions. (a) Each of the parties hereto shall use all commercially reasonable good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, and consult and fully cooperate with and provide reasonable assistance to each other party hereto and their respective Representatives in order, to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable hereafter, including, without limitation, (i) using all commercially reasonable good faith efforts to make all filings, applications, notifications, reports, submissions and registrations with, and to obtain all consents, approvals, authorizations or permits of, Governmental Entities or other persons or entities as are necessary for the consummation of the Merger and the other transactions contemplated hereby (including, without limitation, pursuant to the HSR Act, the Securities Act, the Exchange Act, Blue Sky Laws and other applicable laws and regulations), and (ii) taking such actions and doing such things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the Merger as specified in Article VI of this Agreement to be fully satisfied. Prior to making any application to or filing with any Governmental Entity or other person or entity in connection with this Agreement, the Company, on the one hand, and the Parent and Merger Sub, on the other hand, shall provide the other with drafts thereof and afford the other a reasonable opportunity to comment on such drafts. At the Closing, each of the parties hereto shall execute each agreement or instrument to which it is a party.

                  (b) Without limiting the generality of the foregoing, each of the Parent and the Company agree to cooperate and use all commercially reasonable efforts to vigorously contest and resist any action, suit, proceeding or claim, and to have vacated, lifted, reversed or overturned any injunction, order, judgment or decree (whether temporary, preliminary or permanent), that delays, prevents or otherwise restricts the consummation of the Merger or any other transaction contemplated by this Agreement, and to take any and all actions (including, without limitation, the disposition of assets, divestiture of businesses, or the withdrawal from doing business in particular jurisdictions) as may be required by Governmental Entities as a condition to the granting of any such necessary approvals or as may be required to avoid, vacate, lift, reverse or overturn any injunction, order, judgment, decree or regulatory action (provided, however, that in no event shall any party hereto take, or be required to take, any action that would have a Company Material Adverse Effect or that, individually or in the aggregate, would have a Parent Material Adverse Effect).

                  (c) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, privileges, immunities and franchises of either the Company or Merger Sub, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                  Section 5.6. Proxy Statement; Registration Statement. (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and file with the SEC (with appropriate requests for confidential treatment) under the Exchange Act a proxy statement/prospectus and a form of proxy (or, to the extent a Parent Stockholders' Meeting, as defined below, is required to be held, the Company and the Parent shall prepare and file with the SEC under the Exchange Act a joint proxy statement/prospectus and forms of proxies) (such proxy statement/prospectus or joint proxy statement/prospectus, as the case may be, together with any amendments thereof or supplements thereto, in each case in the form or forms delivered to the stockholders of the Company and, if applicable, the stockholders of the Parent, the "Proxy Statement") relating to the Company Stockholders' Meeting and the vote of the stockholders of the Company with respect to the Merger (and, if applicable, the Parent Stockholders' Meeting and the vote of the stockholders of the Parent with respect to the issuance of Parent Common Stock in connection with the Merger) and (ii) following clearance by the SEC of the Proxy Statement, the Parent shall prepare and file with the SEC under the Securities Act a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, the "Registration Statement"), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be distributed to holders of shares of Company Common Stock and Company Options pursuant to the Merger. The Parent and the Company will cause the Registration Statement and the Proxy Statement to comply in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of the Parent and the Company shall use all commercially reasonable efforts to have or cause the Registration Statement to become effective (including clearing the Proxy Statement with the SEC) as promptly as practicable thereafter, and shall take any and all actions required under any applicable federal or state securities or Blue Sky Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Without limiting the generality of the foregoing, each of the Parent and the Company agrees to use all commercially reasonable efforts, after consultation with the other such party, to respond promptly to any comments made by the SEC with respect to the Proxy Statement (including each preliminary version thereof) and the Registration Statement (including each amendment thereof and supplement thereto). Each of the Parent and the Company shall, and shall cause its respective representatives to, fully cooperate with the other such party and its respective representatives in the preparation of the Proxy Statement and the Registration Statement, and shall, upon request, furnish the other such party with all information concerning it and its affiliates, directors, officers and stockholders as the other may reasonably request in connection with the preparation of the Proxy Statement and the Registration Statement. The Proxy Statement shall include the determination and recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger and, if applicable, the determination and recommendation of the Board of Directors of the Parent that the stockholders of the Parent vote in favor of the approval of the issuance of Parent Common Stock pursuant to this Agreement; provided, however, that the Board of Directors of the Company or the Parent may withdraw, modify or change such respective recommendation if either such Board of Directors determines in good faith, based upon the advice of outside counsel, that making such recommendation, or the failure to so withdraw, modify or change its recommendation, or the failure to recommend any other offer or proposal, could reasonably be deemed to cause the members of such Board of Directors to breach their fiduciary duties under applicable law. As promptly as practicable after the Registration Statement shall have become effective, the Company shall (and, to the extent a Parent Stockholders' Meeting is required to be held, the Parent shall) cause the Proxy Statement to be mailed to its stockholders.

                  (b) Without limiting the generality of the foregoing, (i) the Company and the Parent shall each notify the other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, and (ii) the Company and the Parent shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Proxy Statement or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings.

                  (c) The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement and the Registration Statement shall not (i) at the time the Registration Statement is declared effective, (ii) at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Company Common Stock (or, if applicable, holders of Parent Common Stock), (iii) at the time of the Company Stockholders' Meeting or, if applicable, the Parent Stockholder's Meeting and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates or its or their respective officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform the Parent of such event or circumstance.

                  (d) The information supplied by the Parent for inclusion or incorporation by reference in the Proxy Statement and the Registration Statement shall not (i) at the time the Registration Statement is declared effective, (ii) at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Company Common Stock (or, if applicable, holders of Parent Common Stock), (iii) at the time of the Company Stockholders' Meeting or, if applicable, the Parent Stockholder's Meeting and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Parent or any of its affiliates or its or their respective officers or directors should be discovered by the Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Parent shall promptly inform the Company of such event or circumstance.

                  (e) The Parent agrees to file a post-effective amendment to the Registration Statement as soon as practicable after the Effective Time to register the offer and sale or other distribution by Mr. Tod McClaskey or his successors, assigns, heirs or legal representatives ("McClaskey") of all the shares (the "McClaskey Shares") of Parent Common Stock that McClaskey may receive as a distribution from the Partnership following its receipt of the Stock Consideration. The Parent agrees to use its best efforts to cause such post-effective amendment to thereafter become effective and to remain effective and usable for a period of at least six months in the aggregate (excluding any "blackout" periods provided in the next sentence). The Parent may, upon written notice to McClaskey at his address as it appears on the records of the Company, suspend the offering and sale of securities owned by McClaskey pursuant to such post-effective amendment, for a period not to exceed 90 days if there exists at the time material non-public information relating to the Company (including, without limitation, the planned release of any earnings statements or other financial information) that, in the reasonable opinion of the Parent, should not be disclosed. The Parent shall pay all expenses incident to the registration of the McClaskey Shares under this Section 5.6(e).

                  Section 5.7. Meetings of Stockholders. (a) As promptly as practicable after the date of this Agreement, the Company and its Board of Directors will (i) duly call and hold a special meeting of stockholders of the Company (the "Company Stockholders' Meeting") for the purpose of considering and voting upon the approval and adoption of this Agreement and the approval of the Merger (which Company Stockholders' Meeting shall, to the extent feasible, be held on the same day or as soon as practicable after the date on which the Registration Statement becomes effective and on the same day or as soon as practicable after the date on which the Parent Stockholders' Meeting is held, if one is held) and (ii) use all commercially reasonable efforts to solicit from the stockholders of the Company proxies in favor of such approvals and to secure the vote or consent of stockholders required by the DGCL to effect the Merger.

                  (b) As promptly as practicable after the date of this Agreement, the Parent will use all commercially reasonable efforts to solicit letters from holders of a majority of the outstanding shares of Parent Common Stock containing such holders' support for the issuance of Parent Common Stock pursuant to this Agreement, and, if the Parent is able to secure such letters, to apply for, and obtain an exemption from, any and all requirements of the Nasdaq for the Parent to obtain the Parent Stockholder Approval. In the event that the Parent is unable to obtain such exemption on or before fifteen (15) business days after the date hereof, it and its Board of Directors will, as promptly as practicable thereafter, (i) duly call and hold a meeting of its stockholders (the "Parent Stockholders' Meeting") for the purpose of considering and voting upon the approval of such issuance (which Parent Stockholders' Meeting shall, to the extent feasible, be held on the same day or as soon as practicable after the date on which the Registration Statement becomes effective and on the same day or as soon as practicable after the date on which the Company Stockholders' Meeting is held) and (ii) use all commercially reasonable efforts to solicit from the stockholders of the Parent proxies in favor of such approval and to secure the vote or consent of stockholders required by the rules of Nasdaq to obtain the Parent Stockholder Approval.

                  Section 5.8. Nasdaq Quotation of Parent Common Stock. The Parent shall use all commercially reasonable efforts to cause the Parent Common Stock to be issued in the Merger to be approved for quotation on Nasdaq (subject to official notice of issuance) prior to the Effective Time.

                  Section 5.9. Letters of Accountants. (a) The Company shall use all commercially reasonable efforts to cause to be delivered to the Parent "comfort" letters of Deloitte & Touche, LLP, the Company's independent public accountants, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated the date on which the Registration Statement shall become effective and as of the Effective Time, each addressed to the Parent, in form and substance reasonably satisfactory to the Parent, concerning the procedures undertaken by them with respect to the financial statements and information of the Company and its subsidiaries contained in the Registration Statement and the other matters contemplated by the AICPA Statement and otherwise reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  (b) The Parent shall use all commercially reasonable efforts to cause to be delivered to the Company "comfort" letters of KPMG Peat Marwick LLP, the Parent's independent public accountants, of the kind contemplated by the AICPA Statement, dated the date on which the Registration Statement shall become effective and as of the Effective Time, each addressed to the Company, in form and substance reasonably satisfactory to the Company, concerning the procedures undertaken by them with respect to the financial statements and information of the Parent and its subsidiaries contained in the Registration Statement and the other matters contemplated by the AICPA Statement and otherwise reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  Section 5.10. Affiliate Letters. At least thirty (30) days prior to the Effective Time, as well as at the Closing, the Company shall deliver to the Parent a list of names and addresses of all persons who may be deemed "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act, including without limitation all directors and executive officers of the Company. The Company shall use all commercially reasonable efforts to deliver or cause to be delivered to the Parent, at or prior to the Closing, an affiliate letter agreement, in the form attached hereto as Exhibit A, from each of the affiliates of the Company identified in the foregoing lists and each person who may be deemed to have become an "affiliate" of the Company within the meaning of such Rule 145 after delivery of the first such list delivered hereunder and prior to the Effective Time. The Surviving Company shall be entitled to place legends as specified in such affiliate letter agreements on the certificates evidencing any Parent Common Stock to be received by such affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such affiliate letter agreements.

                  Section 5.11. Public Announcements. Unless otherwise required by applicable law or stock exchange requirements or requirements of Nasdaq, at all times prior to the earlier of the Effective Time or the termination of this Agreement, no party hereto shall or shall permit any of its subsidiaries to (and each party shall use its reasonable best efforts to cause its affiliates and Representatives not to) issue any press release concerning this Agreement, the Merger or any other transaction contemplated hereby, without prior consultation with the other parties hereto.

                  Section 5.12. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of Representatives) shall be borne by the party which incurs such cost or expense; provided, however, that (a) the filing fee in connection with the filings under the HSR Act required in connection herewith, and (b) all out-of-pocket costs and expenses related to the printing, filing and mailing (as applicable) of the Proxy Statement and the Registration Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement and the Registration Statement shall be borne equally by the Company, on the one hand, and the Parent and Merger Sub, on the other hand.

                  Section 5.13. Indemnification. (a) From and after the Effective Time, the Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, an officer or director of the Company or any of its subsidiaries (the "Indemnified Parties") against any losses, claims, damages, judgments, settlements, liabilities, costs or expenses (including without limitation reasonable attorneys' fees and out-of-pocket expenses) incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, in connection with the Merger and the other transactions contemplated by this Agreement), to the fullest extent that the Company or such subsidiaries would have been permitted, under applicable law and the Certificate of Incorporation or By-laws of the Company or the organizational documents of such subsidiaries each as in effect on the date of this Agreement, to indemnify such person (and the Parent or the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law upon receipt from the Indemnified Party to whom expenses are advanced of a written undertaking to repay such advances as contemplated by Section 145(e) of the
DGCL). The Parent and Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing this Section 5.13. If the indemnity provided by this Section 5.13(a) is not available with respect to any Indemnified Party, then the Parent and Surviving Corporation, on the one hand, and the Indemnified Party, on the other hand, shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

                  (b) In the event of any such claim, action, suit, proceeding or investigation, (i) any Indemnified Party wishing to claim indemnification under this Section 5.13 shall, upon becoming aware of any such claim, action, suit, proceeding or investigation, promptly notify the Surviving Corporation thereof (provided that the failure to provide such notice shall not relieve the Parent or the Surviving Corporation of any liability or obligation it may have to such Indemnified Party under this Section unless such failure materially prejudices the Parent or the Surviving Corporation), and shall deliver to the Parent and the Surviving Corporation the undertaking contemplated by Section 145(e) of the DGCL, (ii) the Parent or the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably acceptable to the Parent and the Surviving Corporation, (iii) the Parent and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither the Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (not to be unreasonably withheld); and provided, further, that neither the Parent nor the Surviving Corporation shall be liable under this Section 5.13 for the fees and expenses of more than one counsel for all Indemnified Parties in any single claim, action, suit, proceeding or investigation, except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such claim, action, suit, proceeding or investigation such that additional counsel is required to be retained by such Indemnified Parties under applicable standards of professional conduct.

                  (c) Unless otherwise required by law, (i) at the Effective Time, the Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain provisions providing for exculpation of director and officer liability and indemnification by the Surviving Corporation of the Indemnified Parties not less favorable to the Indemnified Parties than those provisions providing for exculpation of director and officer liability and indemnification by the Company of the Indemnified Parties contained in the Certificate of Incorporation and By-Laws of the Company as in effect on the date of this Agreement, and (ii) the Surviving Corporation and the Company's subsidiaries shall not amend, repeal or modify any such provisions contained in their respective certificates of incorporation and by-laws, or other organizational documents of such subsidiaries, to reduce or adversely affect the rights of Indemnified Parties thereunder in respect of actions or omissions by them occurring at or prior to the Effective Time.

                  (d) From and after the Effective Time until the sixth anniversary thereof, the Parent shall cause the Surviving Corporation to maintain, without any gaps or lapses in coverage, directors' and officers' liability insurance covering the Indemnified Parties who are covered, in their capacities as directors and officers of the Company, by the existing directors' and officers' liability insurance of the Company in force on the date of this Agreement, with respect to losses or claims arising out of acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time, and upon terms no less favorable to the Indemnified Parties than such existing directors' and officers' liability insurance; provided, however, that the Surviving Corporation shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of 150% of the current annual premium paid by the Company for its existing coverage (which current annual premium the Company represents and warrants to be $474,000), and that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of such limit, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to such limit. The Company hereby represents and warrants to the Parent that it has heretofore furnished to the Parent a true and complete copy of the existing directors' and officers' liability insurance policy in force on the date of this Agreement (including a list of the named insureds and beneficiaries thereunder).

                  (e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

                  Section 5.14. Employee Benefits Matters. (a) The Parent shall require the Surviving Corporation to (i) honor the terms of the Severance Agreements in the forms attached hereto as Exhibit C-1 for the officers, general managers and director-level employees who will be party thereto (the "Severance Agreements"), (ii) maintain the Company severance policy, the terms of which are attached hereto as Exhibit C-2 (the "Severance Policy"), and (iii) maintain the Headquarters Severance Plan, the terms of which are attached as Exhibit C-3. Such Headquarters Severance Plan shall terminate in accordance with its terms, and the Severance Policy shall terminate on the first anniversary of the Effective Time (except that such plans and policies shall be effective with respect to any layoff or terminations resulting from a reorganization or consolidation on or after the first anniversary and before the second anniversary). Upon termination of the Severance Policy, the Parent shall require the Surviving Corporation to provide severance benefits no less favorable than those provided from time to time to similarly situated employees of Parent.

                  (b) A copy of the Company's Senior Executive Transition Bonus Plan is attached hereto as Exhibit C-4 (the "Transition Bonus Plan"). The Parent acknowledges that the Company shall make payments under such Transition Bonus Plan to the persons, and in the respective amounts, specified in Exhibit C-4 at the Effective Time; provided, however, that in no event shall such amounts, in the aggregate, exceed $2,000,000.

                  (c) The Company shall have the right to pay bonuses in order to retain the services of certain employees in an amount not to exceed $100,000 in the aggregate at or prior to the Effective Time. Such bonuses shall be awarded in the sole discretion of the Company's Chief Executive Officer, after consultation with the Parent.

                  (d) A copy of the Supplemental Retirement Income Agreement with David Johnson, as amended, is attached hereto as Exhibit C-5 (the "SERP"). The Parent acknowledges that the Company shall make the payments to Mr. Johnson under the SERP at the Effective Time.

                  (e) The Parent shall require the Company to maintain the Red Lion Hotel, Inc. Management Bonus Plan as attached hereto as Exhibit C-6 (the "Management Bonus Plan"), to calculate the amounts payable under such Management Bonus Plan on a basis consistent with the terms and past practice of the Company, including terms relating to proration of bonuses upon employee layoffs, and to make payments under such Management Bonus Plan with respect to the Company's fiscal year ending December 31, 1996.

                  (f) For purposes of determining eligibility to participate, vesting, entitlement to benefits and in all other respects where length of service is relevant under any employee benefit plan or arrangement of the Company or its subsidiaries (including for severance but not for pension benefit accruals to the extent not permitted by law), employees of the Company and its subsidiaries as of the Effective Time shall receive service credit for service with the Company and any of its subsidiaries to the same extent such service was credited under the Company's employee benefit plans immediately prior to the Effective Time.

                  Section 5.15. Takeover Statutes. The Company and the Parent will cooperate and take all actions reasonably necessary to (a) exempt the Merger from the requirements of any applicable "fair price", "moratorium", "control share acquisition" or other form of antitakeover law or regulation

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
and (b) render inapplicable the prohibitions on business combinations contained in Section 203 of the DGCL and eliminate or minimize the validity or applicability to the Merger of any state takeover law.

                  Section 5.16. Certification of Stockholder Vote. At or prior to the Closing, the Company shall deliver to the Parent a certificate executed by the Secretary of the Company setting forth (a) the number of shares of Company Common Stock voted in favor of approval and adoption of this Agreement and the Merger and the number of shares of Company Common Stock voted against approval and adoption of this Agreement and the Merger and (b) the number of Dissenting Shares.

                  Section 5.17. Conveyance Taxes. The Company and the Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed at or before the Effective Time.

                  Section 5.18. Gains Tax. The Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any New York State Tax on Gains Derived from Certain Real Property Transfers (the "Gains Tax"), New York State Real Estate Transfer Tax, New York City Real Property Transfer Tax and New York State Stock Transfer Tax (the "Transfer Taxes") and any similar Taxes imposed upon stockholders by any other State of the United States, including pursuant to Revised Code of Washington
Section 82.45.060 (and any penalties and interest with respect to such taxes), which become payable in connection with the transactions contemplated by this Agreement, on behalf of the stockholders of the Company. The Company and the Parent shall cooperate in the preparation, execution and filing of any required returns with respect to such taxes (including returns on behalf of the stockholders of the Company) and in the determination of the portion of the consideration allocable to the real property of the Company and its subsidiaries in New York State and City (or in any other jurisdiction, if applicable). The terms of the Proxy Statement shall provide that the stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 0 in the preparation of any return with respect

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
to the Gains Tax and the Transfer Taxes and any similar taxes, if applicable.

                  Section 5.19. FIRPTA Certificate. At the Closing, the Company shall cause the Partnership to provide to the Parent a valid certification of non-foreign status of the Partnership pursuant to Section 1445(b)(2) of the Code and Treasury Regulation Section 1.1445-2(b)(2). Such certification shall conform to the model certification provided in Treasury Regulation Section 1.1445-2(b)(2)(iii)(B), or shall be in a form otherwise acceptable to the Parent.

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
                                   ARTICLE VI

                                   CONDITIONS

                  Section 6.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of the Parent or the Company, threatened by the SEC, and all necessary approvals under Blue Sky Laws relating to the issuance or trading of the Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger shall have been received.

                  (b) Stockholder Approvals. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company, and the Parent Stockholder Approval shall have been obtained or the Parent shall have received an exemption from the requirements of Nasdaq to obtain the Parent Stockholder Approval in form and substance reasonably satisfactory to the Parent and the Company.

                  (c) HSR Act. The waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

                  (d) Governmental and Regulatory Consents. All consents, approvals, authorizations, orders or permits required to be obtained by the Company, the Parent, Merger Sub or their respective subsidiaries prior to the Effective Time from, or filings or registrations required to be made by any of the same prior to the Effective Time with, any Governmental Entity in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except
         (i) where the failure to have obtained or made any such consent, approval, authorization, order, permit, filing or registration would not have a Company Material Adverse Effect or a Parent Material Adverse

         Effect following the Effective Time and (ii) for any such consent, approval, authorization, order, permit, filing or registration related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages.

                  (e) Nasdaq Quotation of Parent Common Stock. The Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger shall have been approved for quotation on Nasdaq subject only to official notice of issuance.

                  (f) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which prohibits the consummation of the Merger or any other material transaction pursuant to this Agreement; provided, however, that the parties shall use their best efforts to cause any such decree, judgment or other order to be vacated or lifted.

                  Section 6.2. Additional Conditions to Obligations of the Parent. The obligation of the Parent to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement (without giving effect to any qualification contained therein as to materiality, including without limitation the phrases "material", "in all material respects", "substantial" or "substantially", and "Company Material Adverse Effect") shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except
         (i) for changes specifically permitted or required by this Agreement,
         (ii) that those representations and warranties which address matters only as of a particular date (other than the date of this Agreement) shall remain true and correct as of such particular date, and (iii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Company Material Adverse Effect.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects

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
         with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

                  (c) No Material Adverse Change. From the date of this Agreement until the Effective Time, there shall not have occurred any change, event, occurrence or circumstance in the business, operations, properties, financial condition or results of operations of the Company or any of its subsidiaries which, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect (except for changes, events, occurrences or circumstances (i) with respect to general economic or industry conditions or (ii) arising as a result of the transactions contemplated hereby).

                  (d) Third Party Consents. The Company shall have obtained, and hereby agrees to exercise diligent efforts to obtain, the written consent, in form and substance reasonably satisfactory to the Parent, of the Partnership and/or RLH Partnership, L.P. to the change in the name under which the hotel properties, which are subject to the Master Lease dated as of August 1, 1995 between the Company, as tenant, and RLH Partnership, L.P., as landlord, are operated to "Doubletree" or a variation thereof designated by the Parent.

                  (e) Certificate. The Parent shall have received a certificate executed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to the effect set forth in clauses (a) through (d) of this Section 6.2.

                  (f) Comfort Letter. The Parent shall have received the "comfort" letter from the Company's independent public accountant, dated as of the Effective Time, as described in Section 5.9(a).

                  (g) Company Shareholder Support Agreement. The Company Shareholder Support Agreement shall be in full force and effect in accordance with its terms. The Partnership shall have performed and complied with all covenants and agreements required to be performed or complied with by the Partnership.

                  (h) Dissenting Stockholders. Holders of not more than 10% of the outstanding shares of Company Common Stock shall have demanded appraisal rights for their shares of Company Common Stock in accordance with the DGCL.

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
                  Section 6.3. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Parent contained in this Agreement (without giving effect to any qualification contained therein as to materiality, including without limitation the phrases "material", "in all material respects", "substantial" or "substantially", and "Parent Material Adverse Effect") shall be true and correct in all material respects, as of the Effective Time as though made on and as of the Effective Time, except (i) for changes specifically permitted or required by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date (other than the date of this Agreement) shall remain true and correct as of such particular date, and (iii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Parent Material Adverse Effect.

                  (b) Agreements and Covenants. The Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

                  (c) No Material Adverse Change. From the date of this Agreement until the Effective Time, there shall not have occurred any change, event, occurrence or circumstance in the business, operations, properties, financial condition or results of operations of the Parent or any of its subsidiaries which, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect (except for changes, events, occurrences or circumstances (i) with respect to general economic or industry conditions or (ii) arising as a result of the transactions contemplated hereby).

                  (d) Certificate. The Company shall have received a certificate executed on behalf of the Parent by the Chief Executive Officer or Chief Financial Officer of the Parent to the effect set forth in clauses (a) through (c) of this Section 6.3.

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
                  (e) Comfort Letter. The Company shall have received the "comfort" letter from the Parent's independent public accountant, dated as of the Effective Time, as described in Section 5.9(b).

                  (f) Registration Rights Agreement; Partnership Services Agreement. The Parent shall have entered into (i) a registration rights agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), with each affiliate of the Company identified therein and (ii) a Partnership Services Agreement, substantially in the form attached hereto as Exhibit D (the "Partnership Services Agreement"), with the Partnership.

                  (g) Parent Shareholder Support Agreements. Each of the Parent Shareholder Support Agreements shall be in full force and effect in accordance with its terms. Each stockholder of the Parent that is a party to a Parent Shareholder Support Agreement shall have performed and complied with all covenants and agreements required to be performed or complied with by such party thereunder.

                  (h) Dissenting Stockholders. Holders (other than the Partnership and all other directors, officers and affiliates of the Company) of not more than 10% of the outstanding shares of Company Common Stock shall have demanded appraisal rights for their shares of Company Common Stock in accordance with the DGCL.

                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval and adoption of this Agreement by the stockholders of the Company or any Parent Stockholder Approval (or exemption therefrom as contemplated hereunder):

                  (a) by mutual consent of the Parent and the Company; or

                  (b) by action of the Board of Directors of either the Parent or the Company if:

                  (i) the Merger shall not have been consummated by January 31, 1997 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

                  (ii) the Parent shall not have received an exemption from the requirements of Nasdaq to obtain the Parent Stockholder Approval, and the Parent Stockholder Approval shall not have been obtained upon a vote at a Parent Stockholders' Meeting duly convened therefor or at any adjournment thereof; or

                  (iii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable (provided, that the party seeking to terminate this Agreement pursuant to this clause (iii) shall have used all reasonable efforts to remove such injunction, order or decree); or

                  (c) by action of the Board of Directors of the Company (i) if, by reason of an Alternative Transaction Proposal being made, the Board of Directors of the Company determines that it will not recommend approval of the Merger by the stockholders of the Company, or withdraws such recommendation, whether before or after approval and adoption of this Agreement by the stockholders of the Company, or (ii) if the Final Parent Stock Price is equal to or less than $29.38; or

                  (d) by action of the Board of Directors of the Parent, if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner materially adverse to the Parent its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Transaction Proposal to the stockholders of the Company, or (ii) all of the conditions to the Merger set forth in
         Section 6.1 and 6.2 have been satisfied, and the Parent is unable to consummate the Merger or to pay the Merger Consideration as a result of its failure to obtain financing in an amount necessary to consummate the Merger or to pay the Merger Consideration due to the nonfulfillment of (A) either of the conditions precedent set forth in paragraphs

         (vi) and (xv) of the section entitled "Conditions Precedent: A. To the Initial Loans" contained in the senior debt commitment letter dated September 12, 1996 by and among Morgan Stanley Senior Funding, Inc., The Bank of Nova Scotia and the Parent or (B) either of the conditions precedent set forth in paragraphs 8 or 9 of the section entitled "Conditions to Funding" contained in the bridge loan commitment letter dated September 12, 1996 by and among Morgan Stanley Group, Inc., The Bank of Nova Scotia, First Union Corporation, Societe Generale Investment Corporation and the Parent; or (iii) the Final Parent Stock Price is equal to or less than $25.71.

Notwithstanding the foregoing, if any fee would be due under Section 7.2 as a result of any such termination, the ability of the Company to terminate this Agreement pursuant to Section 7.1(c)(i) and the ability of the Parent to terminate this Agreement pursuant to Section 7.1(b)(ii) or 7.1(d)(ii) is conditioned upon the payment by the Company or the Parent, as the case may be, of any amounts owed by it in accordance with Section 7.2(a).

                  Section 7.2. Effect of Termination. (a) In the event that this Agreement is terminated pursuant to Section 7.1(c)(i) or 7.1(d)(i), then the Company shall pay the Parent a cash fee of $25,000,000, which amount shall be payable by wire transfer of immediately available funds simultaneously with any such termination pursuant to Section 7.1(c)(i) and no later than two (2) business days after such termination pursuant to Section 7.1(d)(i). The Company acknowledges that the agreements contained in this Section 7.2(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 7.2(a), and, in order to obtain such payment, the Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this Section 7.2(a), the Company shall pay to the Parent its costs and expenses (including attorneys' fees) in connection with such suit.

                  (b) In the event that this Agreement is terminated pursuant to
Section 7.1(b)(ii) (other than primarily as a result of the breach of this Agreement by the Company), then the Parent shall pay the Company a cash fee of $25,000,000, which amount shall be payable by wire transfer of immediately available funds simultaneously with any such termination, if the terminating party is the Parent, and in no event later than two business (2) days after any such termination, if the terminating party is the Company. In the event that this Agreement is terminated pursuant to Section 7.1(d)(ii) (other than primarily as a result of the breach of this Agreement by the Company), then the Parent shall pay the Company a cash fee of $12,000,000, which fee shall be the sole and exclusive remedy of the Company for the failure of the parties to consummate the Merger, and which fee shall be payable by wire transfer of immediately available funds simultaneously with any such termination. The Parent acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if the Parent fails to promptly pay any amounts due pursuant to this Section 7.2(b), and, in order to obtain such payment, the Company commences a suit which results in a judgment against the Parent for the fee set forth in this Section 7.2(b), the Parent shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit.

                  (c) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, all obligations and liabilities of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 7.2 and Section 5.12 and except for the provisions of Article VIII, the Company Confidentiality Agreement and the Parent Confidentiality Agreement. Nothing herein shall prejudice the ability of the non-breaching party to seek damages from any other party for any willful breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

                  Section 7.3. Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of the party or parties to be bound thereby.

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
                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger and thereafter neither the Parent, Merger Sub or the Company, nor any affiliate, officer, director, employee or shareholder shall have any liability with respect thereto; provided, however, that the agreements contained in Articles I and II, Sections 5.13 and 5.14, this Article VIII, the Registration Rights Agreement, the Affiliate Letters, the Partnership Services Agreement, the Company Shareholder Support Agreement, the Parent Shareholder Support Agreements and any other covenant or agreement which contemplates performance after the Effective Time shall survive the Merger.

                  Section 8.2. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                  (a)  if to the Parent or Merger Sub, to

                 Doubletree Corporation
                 410 North 44th Street
                 Suite 700
                 Phoenix, Arizona  85008
                 Attention:  Chief Financial Officer
                 Telecopier: (602) 220-6602

                 with a copy to:

                 Dewey Ballantine
                 1301 Avenue of the Americas
                 New York, New York  10019-6092
                 Attention:  William J. Phillips, Esq.
                 Telecopier:  (212) 295-6333

                 (b)      if to the Company, to

                 Red Lion Hotels, Inc.
                 4001 Main Street
                 Vancouver, Washington  98663
                 Attention:  Chief Executive Officer
                 Telecopier: (360) 693-1739

                 with a copy to:

                 Latham & Watkins
                 505 Montgomery Street, Suite 1900
                 San Francisco, California 94111-2586
                 Attention:  Peter F. Kerman, Esq.
                 Telecopier: (415) 395-8095

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered or on the fifth business day after being deposited in the United States mail, if mailed.

                  Section 8.3. Certain Definitions. The following terms shall, when used in this Agreement, have the following respective meanings:

                  (a) "affiliate" shall have the meaning assigned to such term in Section 12(b)-2 of the Exchange Act.

                  (b) "business day" shall have the meaning set forth in Rule 14d-1(c)(6) under the Exchange Act.

                  (c) "person" means any natural person, corporation, limited liability company, partnership, unincorporated organization, government or department or agency thereof, or other legal entity.

                  (d) "subsidiary" of any person means any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated, of which such person directly or indirectly owns or controls at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any partnership or other organization of which such person directly or indirectly owns a 50% or greater equity interest.

                  Section 8.4. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 2.3(f), 5.13 and 8.6 nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  Section 8.5. Entire Agreement. This Agreement (including the Exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Parent Confidentiality Agreement, the Parent Shareholder Support Agreements, the Company Confidentiality Agreement, the Company Shareholder Support Agreement, the Registration Rights Agreement, the Partnership Services Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  Section 8.6. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval and adoption of this Agreement by the stockholders of the Company or the Parent Stockholder Approval is obtained, but, after any such approval or any Parent Stockholder Approval, no amendment shall be made which by law requires further approval by the stockholders of the Company or the Parent without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. After the Effective Time, none of the Sections or Articles specified in Section 8.1 may be amended.

                  Section 8.7. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any

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
representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  Section 8.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  Section 8.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in the Delaware Courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

                  Section 8.10. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 8.11. Incorporation of Exhibits. The Company Disclosure Schedule, the Parent Disclosure Schedule and the Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein. Inclusion of information in the Company Disclosure Schedule or the Parent

Disclosure Schedule does not constitute an admission or acknowledgement of the materiality of such information.

                  Section 8.12. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

                  Section 8.13. Headings. The headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  Section 8.14. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all which counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  IN WITNESS WHEREOF, the Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                       DOUBLETREE CORPORATION

                                       By: /s/ Richard Ferris
                                           ------------------------------------
                                           Name: Richard Ferris
                                           Title: Co-Chairman

                                       RLH ACQUISITION CORP.

                                       By: /s/ David Heuck
                                           ------------------------------------
                                           Name: David Heuck
                                           Title: Vice President

                                       RED LION HOTELS, INC.

                                       By: /s/ David J. Johnson
                                           ------------------------------------
                                           Name: David J. Johnson
                                           Title: President, CEO and Chairman

                                                                      EXHIBIT E
                                                                      TO MERGER
                                                                      AGREEMENT

                       SAMPLE EXCHANGE RATIO ADJUSTMENTS

Base Parent Stock Price:                    $36.7253
Base Value of Stock Consideration:           $8.8060

FINAL PARENT      PERCENT OF BASE       EXCHANGE     VALUE OF STOCK     PERCENT OF
STOCK PRICE      PARENT STOCK PRICE      RATIO       CONSIDERATION      BASE VALUE
------------     ------------------     --------     --------------     ----------
  $25.7077              70.0%            0.2740         $ 7.0448           80.0%
   26.0750              71.0%            0.2736           7.1329           81.0%
   26.4422              72.0%            0.2731           7.2209           82.0%
   26.8095              73.0%            0.2726           7.3090           83.0%
   27.1767              74.0%            0.2722           7.3970           84.0%
   27.5440              75.0%            0.2718           7.4851           85.0%
   27.9112              76.0%            0.2713           7.5732           86.0%
   28.2785              77.0%            0.2709           7.6612           87.0%
   28.6457              78.0%            0.2705           7.7493           88.0%
   29.0130              79.0%            0.2701           7.8373           89.0%
   29.3802              80.0%            0.2698           7.9254           90.0%
   29.7475              81.0%            0.2694           8.0135           91.0%
   30.1147              82.0%            0.2690           8.1015           92.0%
   30.4820              83.0%            0.2687           8.1896           93.0%
   30.8493              84.0%            0.2683           8.2776           94.0%
   31.2165              85.0%            0.2680           8.3657           95.0%
   31.5838              86.0%            0.2649           8.3657           95.0%
   31.9510              87.0%            0.2618           8.3657           95.0%
   32.3183              88.0%            0.2589           8.3657           95.0%
   32.6855              89.0%            0.2559           8.3657           95.0%
   33.0528              90.0%            0.2531           8.3657           95.0%
   33.4200              91.0%            0.2503           8.3657           95.0%
   33.7873              92.0%            0.2476           8.3657           95.0%
   34.1545              93.0%            0.2449           8.3657           95.0%
   34.5218              94.0%            0.2423           8.3657           95.0%
   34.8890              95.0%            0.2398           8.3657           95.0%
   35.2563              96.0%            0.2398           8.4538           96.0%
   35.6235              97.0%            0.2398           8.5418           97.0%
   35.9908              98.0%            0.2398           8.6299           98.0%
   36.3580              99.0%            0.2398           8.7179           99.0%
   36.7253             100.0%            0.2398           8.8060          100.0%
   37.0926             101.0%            0.2398           8.8941          101.0%
   37.4598             102.0%            0.2398           8.9821          102.0%
   37.8271             103.0%            0.2398           9.0702          103.0%
   38.1943             104.0%            0.2398           9.1582          104.0%
   38.5616             105.0%            0.2398           9.2463          105.0%
   38.9288             106.0%            0.2375           9.2463          105.0%
   39.2961             107.0%            0.2353           9.2463          105.0%
   39.6633             108.0%            0.2331           9.2463          105.0%
   40.0306             109.0%            0.2310           9.2463          105.0%
   40.3978             110.0%            0.2289           9.2463          105.0%
   40.7651             111.0%            0.2268           9.2463          105.0%
   41.1323             112.0%            0.2248           9.2463          105.0%
   41.4996             113.0%            0.2228           9.2463          105.0%
   41.8668             114.0%            0.2209           9.2463          105.0%
   42.2341             115.0%            0.2189           9.2463          105.0%
   42.6013             116.0%            0.2191           9.3344          106.0%
   42.9686             117.0%            0.2193           9.4224          107.0%
   43.3359             118.0%            0.2195           9.5105          108.0%
   43.7031             119.0%            0.2196           9.5985          109.0%
   44.0704             120.0%            0.2198           9.6866          110.0%
   44.4376             121.0%            0.2180           9.6866          110.0%
   44.8049             122.0%            0.2162           9.6866          110.0%
   45.1721             123.0%            0.2144           9.6866          110.0%
   45.5394             124.0%            0.2127           9.6866          110.0%
   45.9066             125.0%            0.2110           9.6866          110.0%
   46.2739             126.0%            0.2093           9.6866          110.0%
   46.6411             127.0%            0.2077           9.6866          110.0%
   47.0084             128.0%            0.2061           9.6866          110.0%
   47.3756             129.0%            0.2045           9.6866          110.0%
   47.7429             130.0%            0.2029           9.6866          110.0%

                                       E-1